Exhibit 10.1

Execution Version

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of September 9, 2022 (the “Closing Date”) is entered into among TSCAN THERAPEUTICS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), the lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”).

AGREEMENT

Each of Borrower Representative, each other Loan Party from time to time party hereto, Administrative Agent, Collateral Trustee and Lenders hereby agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person. For purposes of calculations made pursuant to the terms of this Agreement or otherwise for purposes of compliance herewith, GAAP shall be deemed to treat operating leases and capital lease obligations in a manner consistent with the treatment thereof under GAAP as in effect on December 31, 2021, notwithstanding any modifications or interpretive changes thereto that have occurred. Any documents or agreements referred to herein or in any other Loan Documents shall mean any such documents or agreements as amended, restated, amended and restated and/or otherwise supplemented or modified from time to time.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.

2.2 Availability and Repayment or Conversion of the Loans.

(a) Availability.

(i) Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Closing Date in principal amount equal to its First Tranche Term Loan Commitment (the “First Tranche Term Loans”). Lenders’ commitments to make the First Tranche Term Loans shall terminate upon the funding of the First Tranche Term Loans on the Closing Date.

(ii) Subject to achievement of the Second Tranche Milestone and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Second Tranche Availability Period in principal amount equal to its Second Tranche Term Loan Commitment (the “Second Tranche Term Loans”). Lenders’ commitments to make the Second Tranche Term Loans shall terminate upon the earlier of (i) the end of the Second Tranche Availability Period, and (ii) the date the Second Tranche Term Loans have been funded in full.

(iii) Subject to Lenders’ review of Borrowers’ and their Subsidiaries’ clinical and financial/operating plan at the time of a requested funding of a Loan under this subsection (each a “Third Tranche Term Loan”, and collectively the “Third Tranche Term Loans”, and together with the First Tranche Term Loans and the Second Tranche Term Loans, collectively, the “Term Loans”, and each, a “Term Loan”), each Lender may, severally and not jointly, make to Borrowers an advance at any time prior to the Amortization Date in an aggregate principal amount up to its respective Third Tranche Term Loan Amount. Lenders have no commitment to make any Third Tranche Term Loan, which may be made in their sole and absolute discretion. Borrower Representative may or may not request the Third Tranche Term Loans in its sole and absolute discretion.

Borrowers shall use the proceeds of the Term Loans for working capital, general corporate purposes, to further support development of additional programs and/or business development opportunities, and other uses not prohibited by the terms of this Agreement. Once repaid, the Term Loans may not be reborrowed.

(b) Repayment. Commencing on the Amortization Date, and continuing thereafter on each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal and interest thereon, in an amount which would fully amortize the principal amount of the Term Loans funded and accrued interest thereon by the Term Loan Maturity Date, provided that if the Applicable Rate is adjusted or the Amortization Date is extended in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate and/or the adjusted number of Payment Dates through the Term Loan Maturity Date, provided further that if the principal amount is reduced due to a Lender Conversion or an Equity Repayment, then the amortization schedule shall be recalculated based on the reduced outstanding principal balance. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(c) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated by the Administrative Agent following the occurrence and during the continuation of an Event of Default in accordance with Section 9.1, Borrowers shall immediately pay to Lenders, ratably, an amount equal to the sum of:

(i) all outstanding principal of the Loans plus accrued and unpaid interest thereon, plus

(ii) all amounts then due in accordance with the Fee Letter, plus

(iii) all other sums, if any, that shall have become due and payable hereunder, including interest at the Default Rate with respect to any past due amounts.

(d) Permitted Prepayment of Loans. Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrowers provide written notice to Administrative Agent of its election to prepay the Loans at least thirty (30) days prior to such prepayment, and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:

(i) all outstanding principal plus accrued and unpaid interest thereon, plus

(ii) all amounts then due in accordance with the Fee Letter, plus

(iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e) Conversion at Lenders’ Election.

(i) Conversion Election. Lenders may jointly elect at any time and from time to time after the Closing Date prior to the payment in full of the Loans to convert any portion of the principal amount of the Loans then outstanding (the “Conversion Amount”) into shares of Common Stock (“Conversion Shares”) at the applicable Conversion Price pursuant to a Conversion Election Notice, to be delivered at the direction of Lenders according to the Conversion Election Notice delivered to Borrower Representative. A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Borrower

Representative, provided that if transfer agent for the Borrower’s Common Stock is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the applicable Designated Holder is eligible to receive Conversion Shares through DTC and the restrictive legend has been removed from such Conversion Shares in accordance with Section 2.2(g)(xi), credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. On the third trading day after a Conversion Election Notice has been duly delivered in accordance with the foregoing, Borrower Representative shall cause the transfer agent to credit to each Designated Holder a number of Conversion Shares equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) applicable Conversion Price (except to the extent such Conversion Shares shall be delivered on the Excess Share Delivery Date in accordance with Section 2.2(f)(iii)). If more than one Loan has been funded, Lenders shall be entitled to select, by indicating in the Conversion Election Notice which Loan Lenders elect to convert. Upon delivery of the Conversion Shares in accordance with the foregoing, the principal specified in the applicable Conversion Election Notice shall be deemed satisfied in full.

(f) Equity Repayment Election.

(i) Borrower Representative may elect to repay or prepay outstanding principal of the Loans and accrued interest and fees thereon, by delivering a number of shares of Common Stock (“Equity Repayment Shares”) equal to the sum of the amount to be repaid or prepaid multiplied by the applicable Equity Repayment Premium (such amount, the “Equity Repayment Amount”), divided by the Equity Repayment Price, pursuant to an Equity Repayment Election Notice, to be delivered to Administrative Agent by Borrower Representative fifteen (15) Business Days prior to the Equity Repayment Date, provided that Lenders may by written notice to Borrower Representative (which may be included in the acknowledgement to the Equity Repayment Election Notice) elect to accelerate the Equity Repayment Date to a date not sooner than three (3) Business Days after the date such notice accelerating the Equity Repayment Date is duly given (and upon such election, such accelerated date shall be the “Equity Repayment Date”). Together with the Equity Repayment Election Notice, Borrower Representative shall deliver a certificate duly executed by a Responsible Officer attaching and certifying the calculation setting forth the Equity Repayment Price, confirming that the Equity Repayment Price is not less than the Equity Repayment Price Floor, and confirming that the Equity Repayment Conditions are satisfied, in form reasonably satisfactory to Administrative Agent. Borrower Representative shall cause each Designated Holder to be credited a number of Equity Repayment Shares equal to (x) the Equity Repayment Amount indicated in the applicable Equity Repayment Election Notice divided by (y) applicable Equity Repayment Price, rounded down to the next integral number of shares, provided that if the Equity Repayment Shares are not so delivered, the Equity Repayment Election Notice shall be deemed void. If on or prior to the Equity Repayment Date, Borrower Representative determines that the Equity Repayment Conditions are not met, it shall promptly notify Administrative Agent and the Equity Repayment Election Notice shall be deemed withdrawn. Upon delivery of the Equity Repayment Shares in accordance with the foregoing the principal and accrued interest and fees thereon specified in the applicable Equity Repayment Election Notice shall be deemed satisfied in full, provided that in the event more than one tranche of Term Loans is outstanding, any Equity Repayment shall be applied to reduce the principal balance of such outstanding Term Loans as designated by Administrative Agent. Borrower Representative shall be entitled to deliver an Equity Repayment Election Notice or effect an Equity Repayment up to once (1) in any trailing four-week period, and subject to satisfaction of each of the following conditions (the “Equity Repayment Conditions”):

(1) The Equity Repayment Price with respect to such Equity Repayment is not less than the Equity Repayment Price Floor.

(2) The number of Equity Repayment Shares to be delivered would not exceed the Volume Limitation;

(3) No Event of Default has occurred and is continuing.

(4) Borrower Representative is not in possession of Material Nonpublic Information, both at the time of delivery of the Equity Repayment Election Notice and at the Equity Repayment Date.

(5) With respect to any prepayment of principal pursuant to this Section 2.2(f), principal prepaid shall be in increments of $5,000,000 (or if less, the remaining outstanding principal balance), plus, at the Borrower Representative’s option, accrued interest thereon and any fees thereon, and after giving effect to any such principal prepayment that is a partial principal prepayment, the outstanding principal balance shall not be less than 50.0% of the original principal amount of the Loans funded (as of such date of determination).

(6) (x) A Registration Statement with respect to the Equity Repayment Shares is effective; there is no stop order suspending effectiveness of the Registration Statement issued, and no proceedings for that purpose have been initiated or threatened by the SEC or any other Governmental Authority or (y) any of the Unrestricted Conditions shall be met, in either case, at the Equity Repayment Date.

(ii) To the extent a Conversion Election Notice is delivered following delivery of an Equity Repayment Election Notice and prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the related Equity Repayment Date, if the Conversion Amount specified in the Conversion Election Notice is equal to or greater than the principal amount set forth in the Equity Repayment Election Notice, the Equity Repayment Election Notice shall be deemed withdrawn, and if the Conversion Amount specified in the Conversion Election Notice is less than the principal amount set forth in the Equity Repayment Election Notice, the principal amount set forth in the Equity Repayment Election Notice shall be deemed reduced by the principal amount specified in the Conversion Election Notice, subject to the Equity Repayment Conditions. In the event the Equity Repayment Condition described in clause (ii) above is not met due to possession of Material Nonpublic Information on the Equity Repayment Date, Borrower Representative may, at its election by written notice to Administrative Agent, extend the Equity Repayment Date to a date that is four full trading days after the date such Material Nonpublic Information is publicly disclosed by issuing a press release and filing a Current Report on Form 8-K attaching the press release as an exhibit (such notice, an “MNPI Equity Repayment Date Extension Notice”). Such notice shall state that it is an MNPI Equity Repayment Date Extension Notice and state the extended Equity Repayment Date.

(iii) To the extent delivery of Equity Repayment Shares pursuant to an Equity Repayment would result in the 9.985% Cap being exceeded (any such shares in excess of the 9.985% Cap, the “Excess Shares”), Borrower Representative may elect (such election, the “Excess Share Deferred Delivery Election”) to include in the applicable Equity Repayment Election Notice, an Equity Repayment Amount that would result in the delivery of Excess Shares on the following terms and subject to the following conditions and limitations (the “Excess Share Delivery Conditions”):

(1) The number of Excess Shares that may be included pursuant to an Excess Share Deferred Delivery Election shall not exceed 3.5% of the total number of Common Stock then issued and outstanding;

(2) The Excess Shares shall be delivered on a date that is 91 days after the Equity Repayment Date is given (or on the Business Day immediately succeeding such 91st day if such 91st day is not a Business Day), provided that upon written notice by Lenders, the delivery date for such Excess Shares may be accelerated to a date that is 61 days after the date such notice (or on the Business Day immediately succeeding such 61st day if such 61st day is not a Business Day) to accelerate the delivery date is duly given (such date, the “Excess Share Delivery Date”);

(3) Borrower Representative shall be entitled to make an Excess Share Deferred Delivery Election: (x) not more than once in any consecutive six (6) month period, and (y) only if at the time of such election, the Lowest Trailing Three-Day VWAP of the shares of Common Stock then held by Designated Holders during the 30-day period prior to the date the Equity Repayment Election Notice is delivered is greater than 150% of the weighted cost basis of such shares of Common Stock (as confirmed by Lenders).

(4) The number of Equity Repayment Shares delivered on the Equity Repayment Date and the portion of the Equity Repayment Shares constituting Excess Shares to be delivered on the Excess Share Delivery Date shall be confirmed two (2) trading days prior to the Equity Repayment Date by Borrower Representative after consultation with Lenders; and

(5) If an Excess Share Deferred Delivery Election is made, Lenders may, by delivering a Conversion Election Notice prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the related Excess Share Delivery Date,, elect to instead convert the principal amount which would give rise to delivery of Excess Shares if satisfied by Equity Repayment , in which case, the Conversion Shares resulting from the conversion of such principal amount shall be delivered on the Excess Share Delivery Date.

(g) Additional Agreements Regarding Conversion and Equity Repayment.

(i) Beneficial Ownership. Notwithstanding anything herein to the contrary, Borrower Representative shall not issue a number of Conversion Shares pursuant to Section 2.2(e) or Equity Repayment Shares pursuant to Section 2.2(f) to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by each Designated Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holders for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; provided further that Lenders shall have the right, upon 61 days’ prior written notice to Borrower Representative, to waive the 9.985% Cap.

(ii) Principal Market Regulation.

(1) Borrower Representative shall not issue a number of Conversion Shares pursuant to Section 2.2(e) or Equity Repayment Shares pursuant to Section 2.2(f), if the issuance of such shares would result in Designated Holders, together with their Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Designated Holders’ for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess more than 19.99% of the Common Stock outstanding immediately after giving effect to such issuance (the “19.99% Cap” and together with the 9.985% Cap, the “Beneficial Ownership Limits”).

(2) Borrower Representative shall not issue a number of Conversion Shares pursuant to Section 2.2(e) or Equity Repayment Shares pursuant to Section 2.2(f), if such issuance would result in the deemed issuance of Conversion Shares at an effective per share price, according to Nasdaq Rules, that is lower than the Minimum Price, as determined by Borrower Representative in good faith in accordance with the methodology set forth in Schedule 6.

(iii) Beneficial Ownership Determination. For purposes of this Section 2.2(g), the percentage held by each Designated Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of Administrative Agent, Borrower Representative shall, within two (2) trading days, confirm to the Administrative Agent the number of Shares then outstanding. Upon the written request of Borrower Representative, Administrative Agent shall, within two (2) trading days, confirm to the Borrower Representative the number of Shares held by each Designated Holder. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent the Beneficial Ownership Limits would prevent the delivery of Conversion Shares or Equity Repayment Shares, Administrative Agent shall, prior to the date the Conversion Shares are due to be delivered in accordance with Section 2.2(e) or the Equity Repayment Shares are due to be delivered in accordance with Section 2.2(f)(i), as applicable, notify Borrower Representative of such circumstance and confirming the number of shares of Common Stock then beneficially owned by Designated Holders, and the Conversion Election Notice or Equity Repayment Election Notice, as applicable shall be amended to reflect the adjusted Conversion Amount or Equity Repayment Amount, or in case of an Equity Repayment, the Equity Repayment Election Notice may be amended to include an election to deliver Excess Shares subject to the Excess Share Delivery Conditions.

(iv) Certain Adjustments. If Borrower Representative declares or pays a dividend or distribution on the outstanding shares of Common Stock payable in Common Stock or other securities or property (other than cash), then upon any Lender Conversion or Equity Repayment, for each Conversion Share or Equity Repayment Share, as applicable, acquired, Designated Holder shall receive, without additional cost to Designated Holder, the total number and kind of securities and property which Designated Holder would have received had Designated Holder owned the Conversion Shares or Equity Repayment Shares, as applicable, of record as of the date the dividend or distribution occurred. Upon any event whereby all of the outstanding shares of the Common Stock are reclassified, converted, exchanged, combined, divided, substituted, or replaced for, into, with or by securities of a different class and/or series, then from and after the consummation of such event, the Conversion Shares or Equity Repayment Shares issuable will be the number, class and series of securities that Designated Holder would have received had the Conversion Shares been outstanding on and as of the consummation of such event, and the Conversion Price, Equity Repayment Price, Minimum Price, Conversion Price Floor and Equity Repayment Price Floor each shall be adjusted accordingly. The provisions of this Section 2.2(g)(iv) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

(v) No Fractional Shares. Upon conversion of the Conversion Amount into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares, and in lieu of such fractional shares to which the Designated Holder would otherwise be entitled, the Borrower Representative shall, at its option, either pay the Designated Holder cash equal to such fraction multiplied by the Conversion Price, or return such amount to principal under the Loan.

(vi) Reservation of Shares. Borrower Representative shall reserve from its duly authorized and unreserved shares of Common Stock at all times a number of shares of Common Stock not less than the number of shares of Common Stock that may be issuable upon a Lender Conversion. In the event that, notwithstanding the foregoing, upon any delivery of a Conversion Election Notice there are insufficient authorized and unreserved shares of Common Stock to deliver in satisfaction of such Conversion Election Notice, then the applicable Lender may elect to void such Conversion Election Notice. Upon a Lender Conversion or Equity Repayment, the Conversion Shares or Equity Repayment Shares, as applicable, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and shall be free of any restrictions on transfer, except for any restrictions under Federal or state securities laws.

(vii) Rule 144. With a view to making available to Designated Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell shares of Common Stock issued pursuant to a Conversion Election Notice to the public without registration, as long as any Holder owns any Registrable Securities (as defined on Schedule 4 hereto), Borrower Representative shall use its commercially reasonable efforts to, until the later of (x) the Term Loan Maturity Date and (y) such time as all of the Conversion Shares and Equity Repayment Shares may be sold by the Designated Holders without registration under the Securities Act pursuant to Rule 144 at any time without any volume or manner limitations: (i) make and keep current public information with respect to the Borrower Representative available, as those terms are understood and defined in Rule 144; and (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Borrower Representative under Section 13 or 15(d) of the 1934 Act (other than Current Reports on Form 8-K).

(viii) Registration Rights. In connection with the issuance of any Conversion Shares or Equity Repayment Shares, Borrower Representative hereby grants to each Designated Holder registration rights on the terms set forth on Schedule 4.

(ix) Authorization. For so long as Designated Holders hold any Conversion Shares or Equity Repayment Shares, Borrower Representative shall maintain the Common Stock’s authorization for listing on a Trading Market and Borrower Representative shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Stock on such national securities exchange on which the Common Stock is listed. Notwithstanding the foregoing, the Borrower Representative and any of its Subsidiaries may enter into any Change in Control transaction that results in the delisting of the Common Stock from any such national securities exchange, subject to the prior prepayment in full of the Obligations (other than contingent obligations for which no claim has been asserted in writing).

(x) Exemption from Registration. Assuming the accuracy of representations and warranties made by Lenders in this Agreement and the accuracy of representations and warranties of Designated Holders in the Conversion Election Notice, the Loans and the associated right to Lender Conversion or Equity Repayment are exempt from registration under the Securities Act and applicable state securities laws.

(xi) Restrictive Legends. Any Note and any certificate evidencing the Conversion Shares or the Equity Repayment Shares, as applicable, may contain a securities legend restricting the transfer thereof, in substantially the following form:

THIS LOAN AND RELATED CONVERSION RIGHTS, AND THE SECURITIES ISSUABLE UPON CONVERSION OR REPAYMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION, INCLUDING PURSUANT TO RULE 144 OF THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(A)(7) OF THE SECURITIES ACT. BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER OF ANY SUCH SECURITIES IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS IT MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Subject to compliance with the three immediately succeeding paragraphs, the Loan and related right to Lender Conversion or Equity Repayment, and any Conversion Shares or Equity Repayment Shares issued thereunder, shall not contain or be subject to (and Holder shall be entitled to removal of) any legend restricting the transfer thereof (including the legend set forth above) and shall not be subject to any stop-transfer instructions: (A) if such security is sold pursuant to a registration statement (including a Registration Statement, as defined in Schedule 4) covering the resale of such security that has become or been declared effective under the Securities Act and is effective under the Securities Act at the time of such resale, or (B) with respect to Conversion Shares or Equity Repayment Shares, following any sale of such Conversion Shares or Equity Repayment Shares, as applicable, pursuant to Rule 144, or (C) with respect to a specific portion of a Loan (or Note representing such portion), on the date that (1) is the later of (i) the date that is one year after the last date of original issuance of such portion of the Loan (or Note representing such portion), or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable law, and (2) the Lender holding such portion of the Loan (or Note representing such portion) certifies that (x) neither it nor its Designated Holder is, or has been at any time during the preceding 90 days, an “affiliate” (as defined in Rule 144 of the Securities Act) of the Borrower Representative, (y) it has beneficially owned such portion of the Loan (or Note representing such portion) for at least one year and (z) it acquired and fully paid for such portion of the Loan (or Note representing such portion) at least one year ago calculated in accordance with Rule 144(d) under the Securities Act or (D) with respect to a Conversion Share, on the date that (1) is the later of (i) the date that is one year after the last date of original issuance of such portion of the Loan (or Note representing such portion) from which such Conversion Share was converted in accordance with this Agreement, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable law, and (2) the Lender holding such Conversion Share certifies that (x) neither it nor its Designated Holder is, or has been at any time during the preceding 90 days, an “affiliate” (as defined in Rule 144 of the Securities Act) of the Borrower Representative, (y) it has beneficially owned such Conversion Share and/or the portion of the Loan (or Note representing such portion) from which such Conversion Share was converted in accordance with this Agreement for at least one year and (z) it acquired and fully paid for such Conversion Share or portion of the Loan (or Note representing such portion) from which such Conversion Share was converted in accordance with this Agreement at least one year ago calculated in accordance with Rule 144(d) under the Securities Act, or (E) with respect to an Equity Repayment Share, on the date that (1) is the later of (i) the date that is one year after the last date of original issuance of such portion of the Loan (or Note representing such portion) from which such Equity Repayment Share was converted in accordance with this Agreement, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable law, and (2) the Lender holding such Equity Repayment Share certifies that (x) neither it nor its Designated Holder is, or has been at any time during the preceding 90 days, an “affiliate” (as defined in Rule 144 of the Securities Act) of the Borrower Representative, (y) it has beneficially owned such Equity Repayment Share and/or the portion of the Loan (or Note representing such portion) from which such Equity Repayment Share was converted in accordance with this Agreement for at least one year and (z) it acquired and fully paid for such Equity Repayment Share or portion of the Loan (or Note representing such portion) from which such Equity Repayment Share was converted in accordance with this Agreement at least one year ago calculated in accordance with Rule 144(d) under the Securities Act, or (F) if otherwise agreed by the Borrower Representative (collectively, the “Unrestricted Conditions”).

The Company shall use its commercially reasonable efforts to cause its counsel to issue a legal opinion to the transfer agent at such time as any of the Unrestricted Conditions has been met, if required by the transfer agent to effect the issuance of the Conversion Shares or Equity Repayment Shares, as applicable, without a restrictive legend or removal of the legend hereunder, to the extent requested as set forth in the immediately following two sentences.

The Borrower Representative agrees that, at such time as any of the Unrestricted Conditions is met with respect to a Conversion Share or Equity Repayment Share and upon written request of a Lender and the delivery of a customary stockholder representation letter from Designated Holder addressed to the transfer agent and legal counsel of the Borrower Representative, the Borrower Representative will use its commercially reasonable efforts to remove any restrictive legend on such Conversion Share or Equity Repayment Share, as applicable within two trading days after receipt of such request and customary stockholder representation letter.

Each Lender hereby agrees that the removal of restrictive legends from the Conversion Shares or Equity Repayment Shares, as applicable, is predicated upon reliance by Borrower Representative that the Holder will sell any Conversion Shares or Equity Repayment Shares, as applicable, pursuant to the registration requirements of the Securities Act or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(xii) If any Conversion Shares or Equity Repayment Shares cannot be so delivered without resulting in violation of the Beneficial Ownership Limitations, then only such Conversion Shares or Equity Repayment Shares shall be delivered without violation of such ownership limitations, the portion of the principal amount in respect of which Conversion Shares or Equity Repayment Shares are delivered shall be deemed satisfied, and all principal amount in respect of which Conversion Shares or Equity Repayment Shares was not so delivered, the Conversion Election Notice or Equity Repayment Election Notice, as applicable, shall be deemed cancelled and such principal amount shall remain outstanding, .provided further, that in case of an Excess Share Deferred Delivery Election, a ratable portion of the principal, interest and/or fees subject to such Equity Repayment Election Notice corresponding to the portion of the Equity Repayment Shares constituting Excess Shares shall be deemed satisfied on the Excess Share Delivery Date

(h) Representations of Lenders. In connection with the making of the Loans and the related right to Lender Conversion or Equity Repayment, each Lender hereby represents and warrants, with respect to such Lender only:

(i) Investment for Own Account. The Loans and the right to Lender Conversion and any Note evidencing the same with respect thereto and any Conversion Shares or Equity Repayment Shares will be acquired by each Lender for such Lender’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or in a transaction exempted under the Securities Act, and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Lender’ s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Lender to hold the Loans and the right to Lender Conversion and any Note evidencing the same and any Conversion Shares or Equity Repayment Shares for any period of time and such Lender reserves the right to transfer the same at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(ii) Disclosure of Information. Each Lender is aware of the business affairs and financial condition of Borrower Representative and has received or has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the making of the Loans, and the related right to Lender Conversion and Equity Repayment. Each Lender represents that it has had an opportunity to ask questions and receives answers from Borrower Representative regarding the terms and conditions thereof and to obtain additional information (to the extent Borrower Representative possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Lender or to which such Lender has access.

(iii) Investment Experience. Such Lender understands that the Loans, the Conversion Shares and the Equity Repayment Shares involve substantial risk. Lender has experience in as an investor in securities of companies in the development stage and acknowledges that such Lender can bear the economic risk and complete loss of its investment in the Loan and the right to Lender Conversion (and any Note) and Equity Repayment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(iv) Restricted Securities. Such Lender understands that the Loan and the right to Lender Conversion (and any Note), the Conversion Shares and the Equity Repayment Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Borrower Representative in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except pursuant to an effective registration statement under the Securities Act (including a registration statement filed pursuant to the Registration Rights Agreement) or pursuant to an applicable exemption from the registration requirements under the Securities Act.

(v) Accredited Investor. Such Lender is an institutional “accredited inventor” as such term is defined in Rule 501(1), (2), (3) or (7) promulgated under the Securities Act.

2.3 Payment of Interest.

(a) Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on October 1, 2022.

(b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, and at the election of Administrative Agent in its sole discretion with notice of such election to Borrower Representative, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Administrative Agent agrees in writing in its sole and absolute discretion to impose a smaller increase, provided that in case of an Event of Default pursuant to Section 8.1 or 8.5, interest at the Default Rate shall immediately and automatically apply upon the occurrence and during the continuation of such Event of Default without further action by Administrative Agent. Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Secured Party Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest interest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

(c) Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 3:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the date, and to the extent, of such change.

(d) Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Secured Party Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

2.4 Fees and Charges. Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders:

(a) Fees. The fees and charges as and when due in accordance with the Fee Letter; and

(b) Expenses. All Secured Party Expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within five (5) Business Days after demand by Administrative Agent), provided that Loan Parties shall not be required to reimburse Secured Party Expenses in excess of $2,000,000 during the term of the Agreement, provided the foregoing limitation shall not apply to (i) Secured Party Expenses arising from indemnification obligations pursuant to Section 12.3, including reimbursement of counsel fees and expenses pursuant to such indemnification obligation, (ii) Secured Party Expenses arising in connection with proceedings under the U.S. Bankruptcy Code, (iii) Secured Party Expenses consisting of fees and expenses (including expenses of counsel) of (x) Collateral Trustee or (y) other service provider or agent to the extent, in case of this clause (y), services are not being provided solely for the benefit of Lenders, (iv) fees and expenses due to Governmental Authorities, Trading Markets or similar entities, including filing fees in connection with the perfection or other recordation of the security interest granted to Collateral Trustee, and (v) other Secured Party Expenses not covered by foregoing clauses (i) through (iv) in an amount up to 1.0% of the original principal amount of Loans funded through any date of determination (the Secured Party Expenses described in clauses (i) through (v), collectively “Qualified Expenses”).

2.5 Payments; Application of Payments; Automatic Payment Authorization; Withholding.

(a) All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements (except as otherwise set forth herein, including in Sections 2.2 and 2.3), shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 3:00 p.m. Eastern Time on the date when due, subject to Schedule 3 with respect to Taxes. Payments of principal and/or interest received after 3:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) After the occurrence and during the continuance of an Event of Default, no Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement. As long as no Event of Default has occurred and is continuing, cash payments received by Secured Parties in the amount of payments then due in respect of the Obligations shall be applied to such payments then due.

(c) Administrative Agent, on behalf of Secured Parties, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other Obligations when due; provided, however, that so long as no Event of Default has occurred and is continuing, Administrative Agent shall provide Borrower Representative with prior written notice before debiting Borrowers’ deposit accounts for amounts other than principal, interest and payments of regularly scheduled fees. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified by Administrative Agent in writing.

(d) Borrowers, Administrative Agent, Collateral Trustee and each Lender hereby agree to the terms and conditions set forth on Schedule 3 hereto.

2.6 Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request (or such later date as the Administrative Agent may agree)) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit G, and

(b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request (or such later date as the Administrative Agent may agree), the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes. Regardless of whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Loan. Each Lender’s obligation to make the initial Loan on the Closing Date is subject to the condition precedent that Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed signatures to this Agreement;

(b) duly executed signatures to the Fee Letter;

(c) [Reserved]

(d) [Reserved]

(e) a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of each Loan Party’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;

(f) the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;

(g) subject to Section 3.3(b), evidence satisfactory to Administrative Agent, that the insurance policies and endorsements required by Section 6.5 are in full force and effect;

(h) a legal opinion of counsel to the Loan Parties;

(i) the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank; and

(j) payment of the fees due and payable in accordance with the Fee Letter and Secured Party Expenses then due as specified in Section 2.4(a), and subject to Section 2.4(c).

The execution and delivery of this Agreement by each Lender and Administrative Agent shall serve as such Lender’s and Administrative Agent’s confirmation that the form and substance of the above mentioned Loan Documents are satisfactory to Administrative Agent.

3.2 Conditions Precedent to all Loans. Each Lender’s obligations to make each Loan is subject to the following conditions precedent:

(a) except for the Term Loan made on the Closing Date, timely receipt of an executed Loan Request by Administrative Agent;

(b) the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c) no Default or Event of Default shall have occurred and be continuing or result from the Loan; and

(d) there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or any material adverse deviation by Borrowers from the most recent business and financing plan of Borrowers presented to and accepted by Administrative Agent, as determined by Administrative Agent in Administrative Agent’s good faith discretion.

3.3 Covenant to Deliver.

(a) Loan Parties agree to deliver each item required to be delivered under this Agreement as a condition precedent to any Loan. Subject to the last sentence of Section 3.1, Loan Parties expressly agree that a Loan made prior to the receipt of any such item shall not constitute a waiver by Administrative Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Administrative Agent’s sole discretion.

(b) Loan Parties agree to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Administrative Agent may approve in writing (including by e-mail)), in each case, in form and substance reasonably acceptable to Administrative Agent.

3.4 Procedures for Borrowing. Except for any Loan to be made on the Closing Date in accordance with the terms hereof, to obtain a Loan, Borrower Representative shall deliver a completed Loan Request to Administrative Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date such Loan is requested to be made (or such later date as Administrative Agent may approve inwriting (including by e-mail)). On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Each Loan Party hereby grants to Collateral Trustee, for the ratable benefit of Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Trustee, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Collateral Trustee’s Lien in the Collateral shall continue until the Termination Date. Notwithstanding any provision to the contrary herein or in any other Loan Documents, in no event shall any security interest granted hereunder attach to or shall the Collateral include any Excluded Property. Upon the Termination Date, the Liens shall be released in accordance with Section 12.1.

4.2 Priority of Security Interest. Each Loan Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Trustee’s Lien under this Agreement). If a Loan Party shall acquire a commercial tort claim with a potential recovery in excess of $500,000, such Loan Party shall, upon delivery of the next Compliance Certificate, notify Administrative Agent in writing and deliver such other information and documents as Administrative Agent may require to take any further action necessary or advisable to perfect Collateral Trustee’s Lien in such commercial tort claim. If a Loan Party shall acquire any instrument with a value in excess of $500,000, such Loan Party shall promptly notify Administrative Agent and, with the then-next Compliance Certificate due, deliver the same in original to the Collateral Trustee together with an allonge or other appropriate instrument of transfer and any necessary endorsement, all in form satisfactory to Administrative Agent.

4.3 Authorization to File Financing Statements. Each Loan Party hereby authorizes Collateral Trustee or its designee (or the Administrative Agent, on behalf of the Collateral Trustee) to file at any time financing statements, continuation statements and amendments thereto, with collateral described therein as “all assets now owned or hereafter acquired” or words of similar impact, with all appropriate jurisdictions to perfect or protect Collateral Trustee’s interest or rights hereunder.

4.4 Pledge of Collateral. Each Loan Party hereby pledges, collaterally assigns and grants to Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations; provided that the security interest granted hereby shall not attach to any Excluded Property. On the Closing Date or to the extent any Shares pledged hereunder from time to time are or become certificated, within a reasonable amount of time thereafter, such certificate or certificates shall be delivered to Collateral Trustee, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Shares in which a Loan Party has an interest, upon request by Collateral Trustee, such Loan Party shall cause the books of each issuer of Shares pledged hereunder and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuation of an Event of Default hereunder, Collateral Trustee may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Collateral Trustee and cause new certificates representing such securities to be issued in the name of Collateral Trustee or its transferee. Each Loan Party will execute and deliver such documents, and take or cause to be taken such actions, as Administrative Agent may reasonably request to perfect or continue the perfection of Collateral Trustee’s security interest in the Shares. Each Loan Party shall be entitled to exercise any voting rights with respect to the Shares in which it has an interest and to give consents, waivers and ratifications in respect thereof, and to receive all cash, stock and other money and property paid thereon, unless following the occurrence and during the continuance of an Event of Default, Collateral Trustee (acting at the direction of Administrative Agent subject to the terms of the Collateral Trust Agreement) shall have given one Business Day written notice to Borrower Representative suspending such rights, provided that no such notice shall be required if a Loan Party has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon notice given in accordance with the foregoing during the existence of an Event of Default.

5. REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority.

(a) Each Loan Party and each of its Subsidiaries is duly existing and in good standing as a Registered Organization (except for any Foreign Subsidiary) in its respective jurisdiction of formation and is qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of its respective business or ownership of property requires that it is qualified, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Administrative Agent a completed certificate signed by a Responsible Officer of Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a legal name change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).

(b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except for such filings with the Securities and Exchange Commission which do not require consent by any Governmental Authority and such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

(c) The agreements with respect to Lender Conversion and Equity Repayment do not, and assuming exercise of either right and to the fullest extent permitted by this Agreement and issuance of Conversion Shares or Equity Repayment Shares, as applicable, subject to the limitations set forth in Section 2.2(g)(i) and (ii), (i) does not require approval from the Board or stockholders of Borrower Representative (except to the extent such approval has been obtained as of the Closing Date, a copy of which has been delivered to Administrative Agent), (ii) does not require any approval of any Governmental Authority, and (iii) will not result in a right of any stockholder to adjust the exercise, conversion, exchange or other applicable share price and will not result in any other adjustments (automatic or otherwise) under any securities of Borrower Representative.

5.2 Collateral.

(a) Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b) Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Collateral Trustee a perfected security interest therein as required pursuant to the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

(c) The Collateral is located only at the locations identified in the Perfection Certificate (as may be updated from time to time in accordance with the terms hereof) and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.

(d) Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) material Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), (v) Intellectual Property that is co-owned by a Loan Party and a collaboration partner, and (vi) immaterial Intellectual Property licensed to such Loan Party. Each Patent (other than patent applications) which it owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to the Loan Parties’ business has been judged invalid or unenforceable, in whole or in part. To the best of each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party. Each current and prior employee, consultant or other Affiliate thereof has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business.

5.3 Accounts; Material Agreements. To the knowledge of the Borrowers, the Accounts are bona fide existing obligations. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in breach with respect thereto, except which would not reasonably be expected to result in a Material Adverse Effect. No customer or supplier has terminated, significantly reduced or communicated its intent to do so to any Loan Party or any of its Subsidiaries, except which would not reasonably be expected to result in a Material Adverse Effect.

5.4 Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, $500,000 or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect.

5.5 Financial Statements; Financial Condition. All consolidated and consolidating (if applicable) financial statements for the Loan Parties and each of their Subsidiaries delivered to Administrative Agent fairly present in all material respects the consolidated and consolidating (if applicable) financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated financial condition of the Loan Parties and its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Administrative Agent.

5.6 Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

5.7 Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.8 Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Administrative Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.9 Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000). No Loan Party is aware of any claims or adjustments proposed for any prior tax years of such Loan Party or any of its Subsidiaries that could reasonably be expected to result in a material amount of additional taxes becoming due and payable by such Loan Party or Subsidiary.

5.10 Shares. Such Loan Party has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings.

5.11 Compliance with Laws.

(a) No Loan Party or Subsidiary of a Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(b) No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c) No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to which it is a party to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, (i) is a Person listed on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or similar prohibited or restricted party list of any other applicable jurisdiction, (ii) is a citizen or resident of any country or territory that is subject to comprehensive embargo or trade sanctions enforced by OFAC, (iii) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any unlawful dealings or transactions with any such Person.

(d) Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e) No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

5.12 Products. A complete and accurate list of the Products, is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate. The Loan Parties and each of its Subsidiaries hold all required Governmental Approvals the failure of which to obtain would be reasonably expected to result in a Material Adverse Effect, a list of which as of the date hereof is set forth on the Perfection Certificate, and all such Governmental Approvals are in full force and effect. There are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened in writing, that may result in revocation, cancellation, suspension, rescission or any adverse modification of any of any Governmental Approval nor, to the best of the knowledge, information and belief of such Loan Party, after due inquiry, are there any facts upon which proceedings could reasonably be based except which would not reasonably be expected to result in a Material Adverse Effect. Without limitation of the foregoing:

(a) With respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiaries has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease except as would not reasonably be expected to result in a Material Adverse Effect.

(b) With respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries, such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and no Loan Party nor any of its Subsidiary has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace, in each case, except which would not reasonably be expected to result in a Material Adverse Effect;

(c) There have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to have a Material Adverse Effect; and

(d) There have been no Product recalls or voluntary Product withdrawals from any market except which would not reasonably be expected to result in a Material Adverse Effect.

5.13 Royalty and Milestone Payments. As of the Closing Date, a complete and accurate list of Royalty and Milestone Payments in excess of $500,000 in the aggregate per fiscal year is set forth on Schedule 5 hereto.

5.14 Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement (other than general economic information and projections), as of the date such representation, warranty, or other statement was made, taken together with all supplements and all such written certificates and written statements given subsequent to such time, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, taken as a whole, not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by or on behalf of any Loan Party or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6. AFFIRMATIVE COVENANTS

Each Loan Party shall do all of the following (until the Termination Date):

6.1 Government Compliance. Maintain its and cause each of its Subsidiaries to maintain its legal existence and good standing in their respective jurisdictions of formation, except as otherwise permitted by Section 7.3, and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all material Governmental Approvals required in connection with such Loan Party’s business, except where the failure to obtain would be reasonably expected to result in a Material Adverse Effect, and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.

6.2 Financial Statements, Reports, Certificates. Provide Administrative Agent with the following:

(a) Monthly Financial Statements. Within thirty (30) days after the last day of each month, a company prepared consolidated and, if applicable, consolidating balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such month, in form acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(b) Quarterly Financial Statements. Within forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated and if applicable, consolidating balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such fiscal quarter, in form acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(c) Compliance Certificates. Together with the monthly and quarterly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.

(d) Annual Operating Budget and Financial Projections. Within sixty (60) days after the end of each fiscal year of Borrower Representative (and within five (5) days of any material modification thereto after approval by the Board of the Borrower Representative), an annual operating budget, on a consolidated and, if applicable, consolidating basis (including income statements, balance sheets and cash flow statements, by month) in the form delivered to and approved by the Board for the upcoming fiscal year of Borrower Representative, together with any related business forecasts used in the preparation thereof to the extent provided to the Board of the Borrower Representative.

(e) Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Administrative Agent (it being understood and agreed that any “Big Four” accounting firm and any other accounting firm with national or regional standing will be acceptable to Administrative Agent), together with any management letter with respect thereto, provided that the inclusion of explanatory language casting doubt on the ability of Borrower Representative and its Subsidiaries to continue as a going concern due to (i) an upcoming maturity date within twelve (12) months under any of the Loans, (ii) any prospective default or event of default under the financial covenant hereunder), or (iii) the need to raise additional financing or refinance Indebtedness shall not constitute such financial statements to be considered “qualified” for purposes of this clause (e).

(f) Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices generally made available to all stockholders or to any holders of Subordinated Debt, provided that all information, documents or other materials required to be delivered pursuant to this Section 6.2 shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website or on the website of the Securities and Exchange Commission, subject to notification of the filing on the then-next Compliance Certificate.

(g) SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the Securities and Exchange Commission (other than in connection with changes in beneficial ownership), provided that such filings shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website or on the website of the Securities and Exchange Commission, subject to notification of the filing on the then-next Compliance Certificate.

(h) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of $500,000 or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action against any third person with respect to a material claim, and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto.

(i) Board Materials. Copies of all materials that Borrower Representative provides to its Board in connection with meetings thereof, including any reports with respect to Loan Parties’ operations or performance, and minutes of such meetings, in each case, promptly but in any event within five (5) Business Days following such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information and any discussions related to this Agreement, the other Loan Documents and the Obligations that would give rise to a conflict of interest, or (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation.

(j) Intellectual Property Report. Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Administrative Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property.

(k) Aging Reports. Together with the monthly financial reports, reports as to the following, in form acceptable to Administrative Agent: accounts receivable and accounts payable aging.

(l) Bank Account Statements. Together with the monthly financial statements delivered in accordance with subsection (a) above, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within three (3) Business Days, upon Administrative Agent’s request, evidence satisfactory to Administrative Agent of the balance maintained in any such Deposit Account or Securities Account.

(m) Product Related. Within five (5) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(n) Royalty and Milestone Payments. Together with each quarterly Compliance Certificate, an updated schedule of reasonably expected Royalty and Milestone Payments in excess of $500,000 in aggregate per fiscal year, in substantially the same form as Schedule 5 hereto, to the extent any material change thereto.

(o) Other Information. Such other information related to the financial or business condition of any Loan Party as Administrative Agent may reasonably request.

With respect to any financial statements to be delivered on a consolidating basis in accordance with any subsection above, as long as revenue and assets for each non-Loan Party Subsidiary is not material, as determined in consultation with Administrative Agent, Borrower Representative may, in lieu of consolidating financial statements, deliver monthly reports setting forth cash balance, revenue and such other information as Administrative Agent may reasonably request, for each non-Loan Party Subsidiary. With respect to monthly and quarterly financial statements required to be delivered pursuant to subsection (a), (b) and (c) above, the form of such financial statements as provided to Administrative Agent prior to the Closing Date is satisfactory to Administrative Agent.

Documents required to be delivered pursuant to this Section 6.2 or Section 7.2(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access to (such as the website of the Securities and Exchange Commission), provided that a link to such information is provided to Administrative Agent.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices substantially as they exist at the Closing Date.

6.4 Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file, all required income and other material tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9, and shall deliver to Administrative Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance.

(a) Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location. Insurance policies shall be with financially sound and reputable insurance companies that are not Affiliates of any Loan Party.

(b) Ensure that proceeds payable under any property policy with respect to Collateral are, at Administrative Agent’s option, payable to Collateral Trustee, for the ratable benefit of Lenders, on account of the Obligations. To that end, subject to Section 3.3(b), all property policies shall have a lender’s loss payable endorsement showing Collateral Trustee as lender loss payable, all liability policies shall show, or have endorsements showing, Collateral Trustee as an additional insured, in each case, in form satisfactory to Administrative Agent and as set forth on Exhibit E.

(c) Notwithstanding the foregoing, (i) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy up to $5,000,000, in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property to the extent constituting Collateral, Collateral Trustee shall have been granted a first priority security interest therein and (ii) after the occurrence and during the continuation of an Event of Default, all such proceeds shall, at the option of Administrative Agent, be payable to Collateral Trustee, for the ratable benefit of Lenders, on account of the Obligations.

(d) At Administrative Agent’s request, Borrower Representative shall deliver copies of insurance policies and evidence of all premium payments. Subject to Section 3.3(b), each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Trustee, that it will give Collateral Trustee thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).

(e) If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment upon Administrative Agent’s request, Collateral Trustee may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies as Administrative Agent deems prudent or may direct, provided that Administrative Agent shall endeavor to provide prior notice to Borrower Representative prior to taking such action.

6.6 Deposit and Securities Accounts.

(a) Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Administrative Agent, satisfactory to Administrative Agent.

(b) Provide Administrative Agent three (3) Business Days prior written notice before establishing any Collateral Account (except for any Excluded Account) at or with any bank, broker or other financial institution, and within ten (10) Business Days of opening such account, provide Administrative Agent with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. With respect to each Excluded Account established after the Closing Date; disclose the details with respect to such Excluded Account on the next Compliance Certificate delivered. Subject to post-closing delivery in accordance with Schedule 2, for each Collateral Account (other than an Excluded Account) that any Loan Party at any time maintains, Loan Parties shall, within ten (10 Business Days) of the opening of such Collateral Account, cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to deliver the form of Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Trustee’s Lien in such Collateral Account in accordance with the terms hereunder, and shall not transfer any balance or other asset to such Collateral Account (other than nominal deposits required in connection with the opening of such Collateral Account) until an Account Control Agreement is in effect with respect to such Collateral Account.

6.7 Intellectual Property.

(a) Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Administrative Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrower Representative has demonstrated to Administrative Agent’s satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent.

(2) Provide written notice to Administrative Agent at least thirty (30) days prior to any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public), and use commercially reasonable efforts to obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Administrative Agent from any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Trustee to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, and (ii) Collateral Trustee to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License together with other Collateral in accordance with Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents.

6.8 Litigation Cooperation. From the Closing Date and continuing through the Termination Date, make available to Administrative Agent, Collateral Trustee and any Lender, without expense to Administrative Agent, Collateral Trustee or such Lender, as applicable, during normal business hours and upon reasonable notice, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Administrative Agent, Collateral Trustee or such Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent, Collateral Trustee or such Lender with respect to any Collateral or relating to such Loan Party.

6.9 Access to Collateral; Books and Records. Allow Administrative Agent, Collateral Trustee, or their respective agents, to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with Section 6.13. Such inspections or audits shall be conducted during normal business hours upon reasonable notice and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often and at such times as Administrative Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense.

6.10 Financial / Clinical Covenants

(a) Minimum Liquidity. Borrowers shall maintain Liquidity at all times, in an amount not less than the average monthly Consolidated Change in Cash and Cash Equivalents for the consecutive three-month period ended as of any date of determination, multiplied by 5.0.

(b) Clinical Diversification. Commencing July 1, 2023 and at all times thereafter, Borrowers shall maintain at least two independent programs progressing positively in clinical trials, as determined by Administrative Agent in its reasonable discretion.

6.11 Joinder of Subsidiaries; MSC Subsidiary.

(a) If a Loan Party or any of its Subsidiaries forms or acquires any direct or indirect Subsidiary after the Closing Date: (i) promptly, and in any event within thirty (30) days of creation or acquisition, as applicable, provide written notice to Administrative Agent of the new Subsidiary, and, if requested by Administrative Agent, certified copies of the Operating Documents of such Subsidiary, and (b) promptly, and in any event within thirty (30) days of creation or acquisition, as applicable (or such later date as the Administrative Agent may agree): (A) take all such action as may be reasonably required by Administrative Agent (x) to cause the applicable Subsidiary (other than any Excluded Subsidiary), to enter into a joinder to this Agreement pursuant to which such Subsidiary becomes a Loan Party hereunder, or enter into a separate guaranty and such collateral security documents as Administrative Agent may require to cause such Subsidiary to grant a security interest in and to the property of such Subsidiary (substantially consistent with the scope of collateral as described on Exhibit B and in any event, excluding Excluded Property), and, in each case, any Account Control Agreements and other Security Instruments reasonably requested by Administrative Agent, all in form and substance satisfactory to Administrative Agent (including being sufficient to grant Collateral Trustee, for the ratable benefit of the Secured Parties, a first priority Lien, subject to Permitted Liens in and to the assets of such Subsidiary (other than any Excluded Property)), and (y) to pledge all of the Equity Interests in such Subsidiary owned by another Loan Party (except to the extent constituting Excluded Property). Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document. Notwithstanding the foregoing, except as required to maintain compliance with subsection (b) below, no Foreign Subsidiary shall be required to be joined as a Loan Party pursuant to the foregoing.

(b) Borrowers shall not permit Subsidiaries which are not Loan Parties (other than the MSC Subsidiary), in the aggregate to maintain (i) cash and other assets with an aggregate value for all such Subsidiaries in excess of 10.0% of consolidated assets, (ii) revenue in excess of 10.0% of consolidated revenues for any twelve month period then ended, (iii) any Intellectual Property which is material to the business of Borrowers as a whole, or (iv) any contracts which are material to the business of Borrowers as a whole, without causing one or more of such Subsidiaries to become a Loan Party and to cause the Equity Interests of such Subsidiary to be pledged, in each case, as contemplated by subsection (a) above, within thirty days of the date the applicable threshold is exceeded (or such later date as Administrative Agent may agree in writing in its discretion), such that compliance with clauses (i) through (iv) shall be restored.

(c) At any time that the MSC Subsidiary maintains any assets, Borrowers shall cause the MSC Investment Conditions to be met.

6.12 Property Locations.

(a) Provide to Administrative Agent at least ten (10) days’ prior written notice before changing its headquarters’ location or adding any Collateral locations, where the fair market value of the Collateral at such location is expected to exceed $500,000 (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b) With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), the applicable Loan Party shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to Collateral Trustee’s security interest.

(c) With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), the applicable Loan Party shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.

6.13 Management Rights. Any representative of Administrative Agent shall have the right to meet with management and officers of Borrowers to discuss such books of account and records, and to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers at reasonable times and intervals; provided, however, the foregoing rights may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information and any discussions related to this Agreement, the other Loan Documents and the Obligations that could create a conflict of interest, (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation, or (C) avoid unreasonable interference with any Loan Party’s business operations.

6.14 Right to Invest. In connection with any Qualified Financings consummated after the Closing Date, Borrower Representative agrees to use commercially reasonable efforts to provide Designated Holders the opportunity to participate in any such Qualified Financing, provided that with respect to any public offering of Borrower Representative, Borrower Representative agrees to use commercially reasonable efforts to provide Designated Holders with the opportunity to invest in each such Qualified Financing if it is lawful to do so (or if the Qualified Financing is an underwritten public offering pursuant to a registration statement under the Securities Act, as amended, to use commercially reasonable efforts to cause the underwriters for such offering to offer Designated Holders an allocation of securities in such offering), on the same terms, conditions and pricing afforded to other investors participating in such Qualified Financing; provided that the maximum aggregate investment amount by Designated Holders for all participation in Qualified Financings pursuant to this Section 6.14 shall be $5,000,000. Borrower Representative shall provide written notice to Administrative Agent not later than the date upon which potential investors are notified of a Qualified Financing, and if a Designated Holder desires to exercise its right to participate in such Qualified Financing, Designated Holder shall cooperate to consummate its investment in such closing promptly upon receipt of documentation with respect thereto. Borrower Representative shall not take any action to avoid or seek to avoid the observance or performance of any of the obligations pursuant to this Section 6.14, but will at all times in good faith assist in the carrying out the same and take all such action as may be necessary or appropriate, but only to the extent permitted by law, to protect the rights of Designated Holders and their respective assignees or nominees hereunder against impairment.

6.15 Further Assurances. Execute any further instruments and take further action as Administrative Agent or Collateral Trustee reasonably request to perfect or continue Collateral Trustee’s Lien in the Collateral or to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following (prior to the Termination Date):

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or any related, ancillary, supplemental business or any reasonable extension thereof, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve; (c) fail to provide notice to Administrative Agent of any Key Person departing from or ceasing to be employed by a Loan Party within five (5) days thereof; (d) permit or suffer a Change in Control (except as permitted in Section 7.3); or (e) without at least ten (10) days prior written notice to Administrative Agent, with respect to Loan Parties, (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such merger or consolidation, the Termination Date shall occur, or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (other than by the formation of any Subsidiary)), in each case, other than a Permitted Investment, provided that (i) a Subsidiary may merge or consolidate into another Subsidiary or into a Loan Party that in any such merger or consolidation involving a Loan Party, such Loan Party shall be the surviving entity and (ii) a Subsidiary may liquidate or dissolve so long as the assets of such Subsidiary are transferred to a Loan Party.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over Collateral Trustee’s Lien, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Trustee) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party or Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Loan Party’s or Subsidiary’s Intellectual Property in favor of Collateral Trustee, except in connection with restrictions in the Ordinary Course of Business in connection with licenses of Intellectual Property constituting a Permitted Transfer with respect to the Intellectual Property subject to such license.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests provided that (i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement; (iii) Borrower Representative or any Subsidiary thereof may pay dividends solely in Equity Interests of Borrower Representative or such Subsidiary, as applicable; (iv) Borrower Representative or any Subsidiary may make cash payments in lieu of fractional shares; (v) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements approved by Borrower Representative’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed $250,000 per fiscal year; (vi) any Subsidiary (directly or indirectly) may pay dividends to a Loan Party, (vi) Borrower Representative and each of its Subsidiaries may make cashless repurchases of its Equity Interests deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights or (b) directly or indirectly make any Investment, other than Permitted Investments.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing for capital raising purposes in which affiliated investors participate, (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Borrower Representative’s Board, (d) transactions among Loan Parties, and (e) transactions permitted by Sections 7.3, 7.4 and 7.7 expressly contemplated to be a transaction with an Affiliate or that inherently involve an Affiliate.

7.9 Subordinated Debt; Payments of Royalty and Milestone Payments. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations, (c) make or permit payment in respect of any Royalty and Milestone Payments in excess of $500,000 per fiscal year except in accordance with Schedule 5, as the same may be updated from time to time, subject to Administrative Agent’s reasonable review and approval, and (d) amend or modify any agreement giving rise to Royalty and Milestone Payments if as a result thereof, such payments would be increased by more than $500,000 in any fiscal year or the due date thereof would be accelerated, except as set forth in an updated Schedule 5 delivered from time to time by Borrower Representative, which, to the extent such update increases or accelerates payments individually in excess of $500,000 annually shall be subject to Administrative Agent’s reasonable review and approval, provided that in case of clauses (c) and (d), Administrative Agent shall review any proposed updated Schedule 5 in light of business and financial projections, and provided further, that to the extent updated business and financial projections demonstrate that after giving pro forma effect to projected Royalty and Milestone Payments will not result in a breach of Section 6.10(a), as long as such projections are based on reasonable assumptions with respect to future financing plan, Administrative Agent shall approve the updated Schedule 5.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Any Loan Party fails to pay any Obligations after such Obligations are due and payable (other than as a result of Administrative Agent’s failure to debit such Loan Party’s account from which Administrative Agent has authorization to debit and such Loan Party has sufficient funds on deposit therein on the date due, so long as, in case of such failure, payment is made within three (3) Business Days of the earlier of Administrative Agent’s written notice or the date any Loan Party becomes aware of such failure).

8.2 Covenant Default.

(a) A Loan Party fails or neglects to perform any obligation in Section 3.3(b), Sections 6.2, 6.4, 6.6, or 6.10 or violates any covenant in Section 7;

(b) Borrower Representative fails to deliver Conversion Shares when due (other than as a result of compliance with Section 2.2(g)(i) or (ii)), and such failure continues for three (3) Business Days; or

(c) A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) Business Days after the occurrence thereof.

8.3 Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect, provided that for purposes of this Section 8.3 only, the occurrence of any single failure in a clinical trial shall not, in and of itself, be deemed to constitute a Material Adverse Effect.

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within twenty (20) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any twenty (20) day cure period; or

(b) (i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.

8.5 Insolvency. (a) The Loan Party and their Subsidiaries, as a whole, are unable to pay their debts (including trade debts) as they become due, (b) the realizable value of the Loan Parties’ assets, as a whole, is less than the aggregate sum of their consolidated liabilities; (c) a Loan Party or any of its Subsidiaries voluntarily commences an Insolvency Proceeding; or (d) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed or stayed).

8.6 Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of $500,000 (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement entered into with respect to the Obligations); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect.

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, in excess of (i) $500,000, or (ii) to the extent amounts in excess of $500,000 are covered by independent third party insurance as to which liability has been accepted by such insurance carrier, $2,000,000, shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within twenty (20) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).

8.8 Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Administrative Agent, Collateral Trustee or any Lender or to induce Administrative Agent, Collateral Trustee or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made, taken as a whole.

8.9 Subordinated Debt. Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Loan Party party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10 Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Effect.

8.11 Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect other than pursuant to the terms thereof.

8.12 Delisting. The Common Stock of Borrower Representative is delisted from a Trading Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such Common Stock not being listed on any Trading Market for more than two (2) Business Days.

9. COLLATERAL TRUSTEE’S RIGHTS AND REMEDIES

9.1 Acceleration. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, is entitled, without notice or demand, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5(c) or (d) occurs all Obligations are immediately due and payable without any action by Administrative Agent), and to stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing).

9.2 Rights. Upon the occurrence and during the continuation of an Event of Default, Collateral Trustee is entitled, at the direction of Administrative Agent, subject to the terms of the Collateral Trust Agreement, without notice or demand, to do any or all of the following, to the extent not prohibited by applicable law:

(a) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent may determine is advisable, and notify any Person owing a Loan Party money of Collateral Trustee’s security interest in such funds;

(b) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(c) ratably apply to the Obligations any amount held by Collateral Trustee owing to or for the credit or the account of a Loan Party;

(d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(e) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(f) demand and receive possession of any Loan Party’s Books; and

(g) exercise all rights and remedies available to Collateral Trustee under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Loan Parties shall assemble the Collateral if Collateral Trustee requests and make it available as Collateral Trustee designates. Collateral Trustee may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants Collateral Trustee a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Trustee’s rights or remedies. Collateral Trustee is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Trustee’s exercise of its rights under this Section, a Loan Party’s rights under all licenses and all franchise agreements inure to Collateral Trustee’s benefit. If, after the acceleration of the Obligations, a Loan Party receives proceeds of Collateral, such Loan Party shall deliver such proceeds to Collateral Trustee, for the benefit of the Secured Parties, to be applied to the Obligations.

9.3 Power of Attorney. Each Loan Party hereby irrevocably appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuation of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Collateral Trustee’s security interest and Liens in the Collateral; (b) endorse such Loan Party’s name on any checks or other forms of payment or security; (c) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent or Collateral Trustee determine reasonable; (e) make, settle, and adjust all claims under such Loan Party’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Trustee or a third party as the Code permits; and (h) dispose of the Collateral. Each Loan Party further hereby (i) appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, after an Event of Default has occurred or is continuing to: (A) sign such Loan Party’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Trustee’s security interest in the Collateral, and (B) take any and all such actions as Collateral Trustee may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Collateral Trustee under this Agreement or the other Loan Documents, and (ii) appoints Administrative Agent (and any of Administrative Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, after an Event of Default has occurred and is continuing, to take all such actions which such Loan Party is required, but fails to do under the covenants and provisions of the Loan Documents. The foregoing appointments of Collateral Trustee and Administrative Agent as each Loan Party’s attorney in fact, and all of Collateral Trustee’s rights and powers, are coupled with an interest, are irrevocable until the Termination Date has occurred.

9.4 Protective Payments. If a Loan Party fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Collateral Trustee may obtain such insurance or make such payment, and all amounts so paid by Collateral Trustee are Secured Party Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Collateral Trustee will make reasonable efforts to provide Borrower Representative with notice of Collateral Trustee obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Collateral Trustee are deemed an agreement to make similar payments in the future or Collateral Trustee’s waiver of any Event of Default.

9.5 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Collateral Trustee shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the benefit of Secured Parties. Collateral Trustee shall pay any surplus to Borrowers by credit to the Deposit Account designated by Borrowers or as directed by a court of competent jurisdiction. Borrowers shall remain liable to Collateral Trustee and Lenders for any deficiency. If Collateral Trustee, as directed by Administrative Agent in Administrative Agent’s good faith business judgment, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Trustee may, at the direction of Administrative Agent, either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Collateral Trustee of cash or immediately available funds therefor.

9.6 Collateral Trustee’s Liability for Collateral. Collateral Trustee shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person, except to the extent that any of the foregoing have been found by a final judgment of a court of competent court of competent jurisdiction to be the result of Collateral Trustee’s gross negligence or willful misconduct. Loan Parties bear all risk of loss, damage or destruction of the Collateral.

9.7 No Waiver; Remedies Cumulative. Any failure by Administrative Agent, Collateral Trustee or any Lender, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent, Collateral Trustee or any Lender thereafter to demand strict performance and compliance herewith or therewith. Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Collateral Trustee has all rights and remedies provided under the Code, by law, or in equity. Collateral Trustee or any Lender’s exercise of one right or remedy is not an election and shall not preclude Collateral Trustee or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

9.8 Demand Waiver. Each Loan Party waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

9.9 Shares. Each Loan Party recognizes that Collateral Trustee may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Trustee shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so. Upon the occurrence and during the continuation of an Event of Default, (i) Collateral Trustee (acting at the direction of Administrative Agent subject to the terms of the Collateral Trust Agreement) may, with two Business Days prior notice to Borrower Representative (unless such Event of Default is an Event of Default specified in Section 8.4 or 8.5, in which case no such notice need be given), in addition to all rights and remedies available under this Agreement, any other Loan Document, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Shares constituting Collateral, but under no circumstances is Collateral Trustee obligated by the terms of this Agreement to exercise such rights, and (ii) if Collateral Trustee (acting at the direction of Administrative Agent subject to the terms of the Collateral Trust Agreement) duly exercises its right to vote any of such Shares, each Loan Party hereby appoints Collateral Trustee, as such Loan Party’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Shares as directed by Administrative Agent (subject to the terms of the Collateral Trust Agreement). The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Administrative Agent, Collateral Trustee, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:	TSCAN THERAPEUTICS, INC. 830 Winter Street Waltham, Massachusetts 02451 Attention: Brian Silver, Chief Financial Officer Email: bsilver@tscan.com

With a copy, not constituting notice, to:	GOODWIN PROCTER LLP 520 Broadway Suite #500 Santa Monica, California 90401 Attention: Kris Ring Email: kring@goodwinlaw.com

GOODWIN PROCTER LLP 100 Northern Avenue Boston, Massachusetts 02210 Attention: James P. C. Barri Email: jbarri@goodwinlaw.com

If to Collateral Trustee:	ANKURA TRUST COMPANY, LLC 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: Beth Micena Email: Beth.Micena@ankura.com

With a copy, not constituting notice, to:	ROPES & GRAY LLP 10250 Constellation Boulevard Los Angeles, CA 90067 Attn: Jennifer Harris Email: Jennifer.Harris@ropesgray.com

If to Administrative Agent or Lenders:

K2 HEALTHVENTURES LLC

855 Boylston Street, 10th Floor

Boston, MA 02116

For Loan Requests, monthly reporting,

Compliance Certificates, and other regular

reporting deliverables:

Attention: Finance

Email: finance@k2hv.com; parag@k2hv.com; derek@k2hv.com; jason@k2hv.com; ben@k2hv.com

For all other notices:

Attention: Legal Notices

Email: legal@k2hv.com

With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting):	SIDLEY AUSTIN LLP 1001 Page Mill Rd., Bldg. 1 Palo Alto, CA 94304 Attention: Cynthia Bai Email: cbai@sidley.com

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York (the “New York Courts”); provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent, Collateral Trustee or any Lender. Each Loan Party expressly submits and consents in advance to the jurisdiction of such New York Courts in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of Loan Parties’ actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH LOAN PARTY AGREES THAT IT SHALL NOT SEEK FROM ADMINISTRATIVE AGENT, COLLATERAL TRUSTEE OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Termination Prior to Term Loan Maturity Date; Survival; Release of Collateral. All covenants, representations and warranties and grants of security interests made in this Agreement continue in full force until the Termination Date. So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Term Loan Maturity Date by Borrowers, by written notice of termination to Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. On the Termination Date, Administrative Agent shall direct Collateral Trustee to deliver evidence of the release of Collateral, which release shall occur substantially concurrently with the Termination Date. Collateral Trustee hereby agrees that any Liens granted to Collateral Trustee by the Loan Parties on any Collateral shall be automatically released (a) in accordance with this Section 12.1, upon the Termination Date, (b) if such Collateral is sold, transferred or otherwise disposed of by a Loan Party pursuant to any sale, transfer or other disposition that is made in compliance with, and subject to the terms and condition of, this Agreement, or (c) if required to effect any sale, transfer or other disposition of such Collateral in connection with any exercise of remedies by Administrative Agent or Collateral Trustee pursuant to Section 9. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Administrative Agent, the Lenders, or Collateral Trustee in Loan Parties or any of their Subsidiaries. Upon Borrower’s reasonable request and at Borrower’s sole cost and expense, Administrative Agent shall execute, deliver or authorize such documents as may be reasonably required to evidence any release described above.

12.2 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion). Each Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents, provided that as long as no Event of Default has occurred and is continuing, no Lender shall assign its right title and interest to a direct competitor of any Loan Party or to a distressed debt fund.

(b) Assignment by Lenders. Each Lender may at any time assign to one or more Affiliates of such Lender or as otherwise permitted by subsection (a) above, all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to any restrictions on such assignment set forth in the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto. Notwithstanding subsection (a) above, each Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender. Notwithstanding anything herein to the contrary, any pledge or assignment of all or a portion of the rights, or a security interest in such rights, of K2 HealthVentures LLC as a Lender made to an Affiliate of K2 HealthVentures LLC, shall only be made to K2 HealthVentures Equity Trust LLC.

(c) Register; Participant Register. Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and the Collateral Trustee at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3 Indemnification. Each Loan Party agrees to indemnify, defend and hold Administrative Agent, Collateral Trustee and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Secured Party Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Administrative Agent, Collateral Trustee, Lenders and Loan Parties (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by final judgment of a court of competent jurisdiction or in connection with any Claim solely among the Indemnified Parties that does not arise from any act or omission of any Loan Party, Subsidiary, or any of their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing such Loan Party or Subsidiary. Notwithstanding any provision to the contrary herein, in no event shall any Loan Party have any liabilities under this Section 12.3 or any other Loan Document for any indirect, special, consequential or punitive damages; it being understood and agreed that this sentence shall not limit the Loan Parties’ obligation to indemnify the Indemnified Persons against claims brought by third parties in accordance with the first sentence of this Section 12.3. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.4 Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Trustee to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Trustee may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Trustee under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Collateral Trustee, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

12.5 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7 Correction of Loan Documents. Administrative Agent and Borrower Representative may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties by giving notice to the other party of the proposed correction, provided that if the other party objects to such correction (such objection to be made no later than five (5) Business Days after receipt of written notice of the proposed correction) such term may only be modified by written amendment.

12.8 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Borrowers, Administrative Agent, the Required Lenders and Collateral Trustee, provided that Collateral Trustee’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of a Borrower’s or Guarantor’s Obligations under any Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of a Borrower or Guarantor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Administrative Agent, any Lender or Collateral Trustee or that does not adversely affect the legal rights under this Agreement or any other Loan Document of Collateral Trustee; or (v) to the extent the Collateral Trust Agreement provides that Collateral Trustee’s approval is not required. It is agreed that any change (i) to the definition of “Designated Holder”, (ii) the rights of a Designated Holder, or (iii) the final sentence of Section 12.2(b) (and any change to this Agreement that would modify the consent required pursuant to this sentence) shall require the consent of the Collateral Trustee. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9 Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

12.10 Confidentiality; Publicity.

(a) In handling any confidential information, Administrative Agent, Collateral Trustee and each Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans that are subject to confidentiality terms substantially consistent with the terms of this Section 12.10; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent, Collateral Trustee or such Lender, including pursuant to the Exchange Act, (d) to Administrative Agent, Collateral Trustee or such Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent, Collateral Trustee or such Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent, Collateral Trustee or such Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent, Collateral Trustee or any Lender’s possession when disclosed to Administrative Agent, Collateral Trustee or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent, Collateral Trustee or such Lender in violation of this Agreement) after disclosure to Administrative Agent, Collateral Trustee or such Lender, as applicable; or (ii) disclosed to Administrative Agent, Collateral Trustee or such Lender by a third party, if Administrative Agent, Collateral Trustee or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

(b) No party hereto shall publicize or use another party’s name or logo, or hyperlink to such other parties’ website, describe the relationship of the parties or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without prior written notice to the party that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide such subject party a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by such party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.

12.11 Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent, Collateral Trustee and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Each Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent, Collateral Trustee or any Lender, such Borrower shall do so through Borrower Representative.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16 Appointment of Collateral Trustee.

(a) Each Lender hereby appoints Collateral Trustee to act on behalf of the Secured Parties as collateral agent under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, all in accordance with the terms of the Collateral Trust Agreement. The provisions of this Section 12.16 are solely for the benefit of Collateral Trustee, Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. Collateral Trustee shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Collateral Trustee shall be mechanical and administrative in nature and Collateral Trustee shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement.

(b) Each Lender hereby agrees that upon receipt of instruction from Administrative Agent, Collateral Trustee shall be entitled to take or refrain from taking such action, and shall be entitled to take all such actions set forth in the Collateral Trust Agreement.

(c) Neither Collateral Trustee nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Collateral Trustee: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

12.17 Appointment of Administrative Agent.

(a) Each Lender hereby appoints Administrative Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents. The provisions of this Section 12.17 are solely for the benefit of Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof, except that the Loan Parties shall have the right set forth in Section 12.17(h). In performing its functions and duties under this Agreement, Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Administrative Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b) If Administrative Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Administrative Agent shall incur no liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c) Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 12.17 shall apply to any such sub-agent and to the related parties of such Administrative Agent and any such sub-agent. No Administrative Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d) Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Administrative Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e) With respect to its Commitments and Loans hereunder, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Administrative Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders. Administrative Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f) Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g) Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Loan Parties.

(h) Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders, Collateral Trustee and Borrower Representative. Upon any such resignation, Lenders shall have the right to appoint a successor Administrative Agent that may be the Collateral Trustee. If no successor Administrative Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Administrative Agent’s giving notice of resignation, then Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender or the Collateral Trustee, if a Lender or Collateral Trustee is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as K2 HealthVentures LLC is a Lender pursuant to this Agreement, K2 HealthVentures LLC shall not resign as Administrative Agent unless a successor Administrative Agent is appointed concurrently with such resignation, which successor Administrative Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent under this Agreement and the other Loan Documents.

(i) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, with the prior written consent of Administrative Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j) Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(l) If Administrative Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

(m) Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n) Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent at the request of Required Lenders.

12.18 Tax Reporting. The parties hereto agree that for U.S. federal and other applicable income tax purposes, (a) the indebtedness evidenced by the Loan Documents shall be treated as debt and (b) the Loans shall not be treated as “contingent payment debt instruments” within the meaning of Section 1275(d) of the Internal Revenue Code and the Treasury Regulations, including Section 1.1275-4 of the Treasury Regulations. The parties hereto agree not to (x) file any tax return, report or declaration or (y) take any position in any audit, examination or legal proceeding relating to taxes, in each case, that is inconsistent with the foregoing, unless otherwise required by a final determination within the meaning of Section 1313 of the Internal Revenue Code. The Borrowers shall reasonably cooperate with the Lenders to determine the yield to maturity for the Loans and shall timely provide to the Lenders (and promptly respond to requests for) all relevant information to enable the Lenders to timely comply with their respective tax reporting obligations in respect of the Loans.

13. GUARANTY

13.1 Guaranty. Each Guarantor who has executed this Agreement as of the date hereof, together with each Loan Party who accedes to this Agreement as a Guarantor after the date hereof pursuant to Section 6.11 hereby, jointly and severally, unconditionally and irrevocably, guarantees the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(a) each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy of any Secured Party or that any Secured Party may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral;

(b) Administrative Agent, on behalf of Lenders, may enforce this guaranty notwithstanding the existence of any dispute between any Secured Party and any Loan Party with respect to the existence of any Event of Default; and

(c) notwithstanding anything in this Article 13 to the contrary, the Collateral Trustee shall be the only party with the right to enforce any of the Collateral or take other security.

13.2 Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state provincial or territorial laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13.5).

13.3 Termination. The guaranty pursuant to this Section 13 shall remain in full force and effect until the Termination Date.

13.4 Unconditional Nature of Guaranty. No payment made by a Borrower, Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from a Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the date the Obligations are paid in full in cash or converted to equity in accordance with the terms hereof (other than contingent obligations for which no claim has been asserted in writing or is known).

13.5 Right of Contribution

(a) If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 13.6. The provisions of this Section 13.5 shall in no respect limit the obligations and liabilities of any Guarantor pursuant to the Loan Documents, and each Guarantor shall remain liable for the full amount guaranteed by such Guarantor hereunder.

(b) Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by such Guarantor hereunder, in each case, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Administrative Agent, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.

13.6 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 13 or any property subject thereto.

13.7 Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Section 13 or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Borrowers, Guarantors and any Secured Party shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor further waives:

(a) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to the Obligations;

(b) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(c) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;

(d) any defense based upon errors or omissions by any Secured Party in the administration of the Obligations;

(e) any rights to set-offs and counterclaims;

(f) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Obligations for reimbursement; and

(g) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Loan Party or any other Person, (v) any amalgamation, merger, acquisition, consolidation or change in structure of any Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Loan Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Secured Parties’ interests in and rights under this Agreement or the other Loan Documents, including the right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Secured Parties. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13.8 Modifications of Obligations. Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for a Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the applicable Secured Party may deem proper; (d) in addition to the Collateral, Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Secured Parties may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (f) Secured Parties may request and accept other guaranties of the Obligations and any other indebtedness, obligations or liabilities of a Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the applicable Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

13.9 Reinstatement. The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.10 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except in writing in accordance with Section 12.8), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

13.11 Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Secured Parties for all its costs and expenses incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

TSCAN THERAPEUTICS, INC.

By	/s/ Brian Silver
Name: Brian Silver
Title: Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

COLLATERAL TRUSTEE:

ANKURA TRUST COMPANY, LLC

By	/s/ Beth Micena
Name: Beth Micena
Title: Senior Director

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

ADMINISTRATIVE AGENT:

K2 HEALTHVENTURES LLC

By	/s/ Parag Shah
Name: Parag Shah
Title: Managing Director and Chief Executive Officer

LENDER:

K2 HEALTHVENTURES LLC

By	/s/ Parag Shah
Name: Parag Shah
Title: Managing Director and Chief Executive Officer

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Collateral Trustee pursuant to which Collateral Trustee, for the benefit of Secured Parties, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrative Agent” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” has the meaning set forth in the preamble.

“Amortization Date” means October 1, 2024, provided that if (i) no Event of Default has occurred and is continuing, and (ii) a Second Tranche Term Loan is made in accordance with the terms of this Agreement and (iii) Borrower shall have received aggregate gross cash proceeds in an amount of at least $75,000,000 from the issuance of Equity Interests or Subordinated Debt by Borrower Representative, from upfront or milestone payments from business development transactions, or a combination of the foregoing, provided that at least $25,000,000 of such gross cash proceeds shall be derived from a single such equity financing or a single business development transaction upfront payment, in each case, consummated following the Closing Date but on or prior to December 31, 2023, the Amortization Date shall be October 1, 2025.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Rate” means a variable annual rate equal to the greater of (i) 8.75%, and (ii) the sum of (A) the Prime Rate, plus (B) 4.75%, provided that if the application of the foregoing would result in a rate higher than 9.90%, then the Applicable Rate shall be 9.90%.

“Authorized Share Failure” has the meaning set forth in Section 2.2(g)(vi).

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Books” are all of each applicable Loan Party’s books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York or the Commonwealth of Massachusetts are authorized by law, regulation or executive order to remain closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in:

(a) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Borrower Representative, who did not have such power before such transaction;

(b) the Transfer of all or substantially all assets of Borrowers and their Subsidiaries, taken as a whole; or

(c) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary, other than as a result of any transaction expressly permitted by this Agreement.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Loan Party described on Exhibit B, and any collateral securing the Obligations pursuant to any Guaranty or pursuant to any other Loan Document; provided, however, the Collateral shall not include any Excluded Property.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Administrative Agent and Collateral Trustee.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Closing Date, between Collateral Trustee and Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble.

“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Stock” means shares of common stock of Borrower Representative, par value $0.0001.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Consolidated Change in Cash and Cash Equivalents” means for any period, an amount equal to (i) Liquidity as of the last day of such period, less (ii) Liquidity as of the first day of such period, less (iii) any net cash proceeds received by Loan Parties from the issuance of Equity Interests or Indebtedness or other financing activities, one-time grants, sales of assets outside of the Ordinary Course of Business, or business development (including, without limitation, upfront or milestone payments) received during such period.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any Indebtedness of another such as an obligation with respect to Indebtedness, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Conversion Amount” has the meaning set forth in Section 2.2(e)(i).

“Conversion Election Notice” means a notice in the form attached hereto as Exhibit H.

“Conversion Price” means

(a)	with respect to a conversion of any principal amount of the First Tranche Term Loan, $4.785; (“Conversion Price – First Tranche”)

(b)

with respect to a conversion of any principal amount of the Second Tranche Term Loan, a price equal to 140% of the Lowest Trailing Three-Day VWAP during the 30 day period immediately preceding the Funding Date of the Second Tranche Term Loan; (“Conversion Price – Second Tranche”) and

(c)

with respect to a conversion of any principal amount of the Third Tranche Term Loan, a price equal to 140% of the Lowest Trailing Three-Day VWAP during the 30 day period immediately preceding the Funding Date of the Third Tranche Term Loan (“Conversion Price – Third Tranche”),

provided that (A) in each case, such price shall be subject to adjustment in accordance with Section 2.2(g)(iv), and (B) in each case, such price shall be subject to the applicable Conversion Price Floor and other adjustments as set forth in Schedule 6.

“Conversion Price Floor” means a per share price determined in accordance with the methodology set forth on Schedule 6 hereto.

“Conversion Shares” has the meaning set forth in Section 2.2(e)(i).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Designated Holder” means a Lender or any Affiliate designated by a Lender in the Conversion Election Notice or in connection with an election to exercise a right to invest, or with respect to any Equity Repayment, any Affiliate designated by a Lender upon receipt of an Equity Repayment Election Notice, provided that the Designated Holder for K2 HealthVentures LLC and any successor, transferee or assignee thereof as Lender, which is an Affiliate of K2 HealthVentures LLC, shall be K2 HealthVentures Equity Trust LLC.

“Disqualified Stock” means, with respect to any Person, any equity interest in such Person that, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, less than 91 days after the final maturity of any Loan made hereunder (a) matures or is mandatorily redeemable (other than solely for Permitted Indebtedness or other Equity Interests in such Person or that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part (other than solely for Permitted Indebtedness or other Equity Interests in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Equity Interests), (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock; provided, that any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any change of control, IPO, a fundamental change or any Transfer occurring prior to 91 days following the final maturity date of any Loans made hereunder at the time such Equity Interests are issued shall not constitute Disqualified Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the Termination Date.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state or the District of Columbia.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Repayment” means a repayment of amounts outstanding by delivery of Equity Repayment Shares in accordance with Section 2.2(f).

“Equity Repayment Amount” has the meaning set forth in Section 2.2(f).

“Equity Repayment Conditions” has the meaning set forth in Section 2.2(f).

“Equity Repayment Date” means the date that Equity Repayment Shares are delivered in accordance with Section 2.2(f).

“Equity Repayment Election Notice” means a notice in the form attached hereto as Exhibit I.

“Equity Repayment Premium” means, with respect to any principal amount of a Loan or accrued interest or fees thereon (i) to the extent satisfied by delivery of Equity Repayment Shares prior to the one year anniversary of the Funding Date of such Loan, 130%, (ii) to the extent satisfied by delivery of Equity Repayment Shares on or after the one year anniversary of the Funding Date of such Loan but prior to the two year anniversary of the Funding Date of such Loan, 124%, (iii) to the extent satisfied by delivery of Equity Repayment Shares on or after the two year anniversary of the Funding Date of such Loan, but prior to the three year anniversary of the Funding Date of such Loan, 118%, and (iv) to the extent satisfied by delivery of Equity Repayment Shares on or after the three year anniversary of the Funding Date of such Loan, 115%.

“Equity Repayment Price” means the Lowest Trailing Three-Day VWAP during the 30-day period ending on the day prior to the date of the applicable Equity Repayment Election Notice, equitably adjusted in case of any stock split, combination, stock dividend or other similar event occurring after the commencement of such 30-day period but prior to the Equity Repayment Date, provided that if the Equity Repayment Date is extended pursuant to an MNPI Equity Repayment Date Extension Notice, the Equity Repayment Price shall mean the Lowest Trailing Three-Day VWAP during the period commencing on the date the Equity Repayment Election Notice is given and ending on the trading day prior to the Equity Repayment Date.

“Equity Repayment Price Floor” means the price per share determined in accordance with the methodology set forth on Schedule 6.

“Equity Repayment Shares” means shares of Common Stock delivered pursuant to Section 2.2(f).

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Excess Shares” has the meaning set forth in Section 2.2(f)(iii).

“Excess Share Delivery Conditions” has the meaning set forth in Section 2.2(f)(iii).

“Excess Share Delivery Date” has the meaning set forth in Section 2.2(f)(iii).

“Excess Share Deferred Delivery Election” has the meaning set forth in Section 2.2(f)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any Collateral Account (a) used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Loan Party’s employees, provided that the aggregate balance in such accounts does not exceed the reasonable estimates of the amount necessary to fund the next payroll period, (b) used exclusively to maintain cash collateral subject to a Permitted Lien in amounts not to exceed the amount provided under the applicable clause of the defined term “Permitted Liens”, (c) used exclusively to maintain funds in trust for another Person, in each case, which are identified on the Perfection Certificate (or from time to time, with respect to such Collateral Accounts opened after the Closing Date, on the then-next Compliance Certificate delivered), or (d) any other Collateral Account designated as an “Excluded Account” by Administrative Agent in its sole discretion.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than $500,000 of Collateral is located.

“Excluded Property” means, with respect to any Loan Party,

(a) the Intellectual Property, subject to the qualifications and limitations set forth in Exhibit B,

(b) the Equity Interests of any FSHCO or Foreign Subsidiary of any Loan Party in excess of 65% of the aggregate voting stock and 100% of all non-voting stock of such Foreign Subsidiary or FSHCO, as applicable, to the extent the pledge of in excess of 65% would result in a material adverse tax consequence to Borrower Representative and its Subsidiaries, taken as a whole,

(c) any permit, lease, license, contract or other instrument of a Loan Party to the extent the grant of a security interest in such permit, lease, license, contract or other instrument in the manner contemplated by the Loan Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof, would require the consent of a third party (other than any Loan Party or any Affiliate of any Loan Party) or would give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) the foregoing limitation shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the Code or any other applicable Law or principles of equity, (ii) in case of a required third party consent, to the extent that such consent has not been obtained after taking reasonable commercial efforts, to the extent Administrative Agent has reasonably requested the applicable Loan Party to seek such third party consent in accordance with the terms of this Agreement, (iii) in the event of the termination or elimination of any such prohibition or the requirement for any consent, such asset shall automatically and simultaneously be included as Collateral,

(d) any “intent-to-use” application for registration of a Trademark of such Loan Party filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law,

(e) any personal property designated in writing by Administrative Agent as “Excluded Property”.

“Excluded Subsidiary” means (a) any Foreign Subsidiary or FSHCO, as to which failure to join such Subsidiary as a Loan Party does not cause a breach of Section 6.11(b), (b) any MSC Subsidiary, and (c) any other Subsidiary designated as an “Excluded Subsidiary” in Administrative Agent’s sole discretion.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain letter agreement, dated as of the date hereof, by and among Borrowers, Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of First Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any U.S. Subsidiary (a) substantially all of the assets of which consist of Equity Interests or Indebtedness of one or more Foreign Subsidiaries or other FSHCOs or (b) that is treated as a disregarded entity for U.S. federal income tax purposes that holds the Equity Interests of one or more Foreign Subsidiaries or other FSHCOs.

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrower Representative shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its Product.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” has the meaning set forth in the preamble.

“Guaranty” means any guarantee of all or any part of the Obligations, including pursuant to Section 13 hereof, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services (other than trade payables not more than 90 days past due), (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, excluding, for the avoidance of doubt, any non-financing leases, (e) Contingent Obligations, and (f) Obligations in respect of Disqualified Stock, and (g) obligations in respect of Royalty and Milestone Payments.

“Indemnified Person” has the meaning set forth in Section 12.3.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“Key Person” means the Chief Executive Officer, President, Chief Financial Officer, Chief Scientific and Operations Officer of Borrower Representative.

“Lender” has the meaning set forth in the preamble.

“Lender Conversion” means a conversion of principal in accordance with Section 2.2(e).

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of measurement, the sum of unrestricted cash and Cash Equivalents and marketable securities of the Loan Parties maintained in accordance with Section 6.6 and subject to a first priority Lien in favor of Collateral Trustee or held by the MSC Subsidiary in compliance with the MSC Investment Condition.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Fee Letter, the Collateral Trust Agreement, the Automatic Payment Authorization, the Account Control Agreements, the Collateral Access Agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of Collateral Trustee or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” has the meaning set forth in the preamble.

“Loan Request” means a request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.

“Loans” means, collectively, the Term Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Lowest Trailing Three-Day VWAP” means, for any reference period, the lowest of the average VWAP for each consecutive three VWAP Trading Days in such reference period.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Loan Parties are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties and their Subsidiaries taken as a whole; (ii) the prospect of repayment of any part of the Obligations when due; or (iii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as reasonably determined by Administrative Agent.

“Material Nonpublic Information” means information regarding Borrower Representative and its Subsidiaries that is not generally available to the public that a reasonable investor would likely consider important in deciding whether to buy, sell or hold shares of Common Stock.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“MSC Investment Conditions” means that, as of any date of determination, Borrowers, in the aggregate, maintain unrestricted cash and Cash Equivalents in an amount equal to or greater than the lesser of (i) 100% of cash and Cash Equivalents of Borrower Representative and its Subsidiaries, on a consolidated basis, and (ii) 120% of the outstanding Obligations, in each case, as of such date.

“Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the Agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Agreement, subject to adjustment as set forth in Section 2.2(g)(iv).

“MSC Subsidiary” means any wholly-owned Subsidiary incorporated in the Commonwealth of Massachusetts or the State of Delaware for the purpose of holding Investments as a Massachusetts security corporation under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time), and identified as such to Administrative Agent from time to time.

“MNPI Equity Repayment Date Extension Notice” has the meaning set forth in Section 2.2(f).

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Secured Party Expenses, the fees pursuant to the Fee Letter and any other amounts due to be paid by a Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents, and any other debts, liabilities and other amounts any Loan Party owes to any Lender at any time, whether under the Loan Documents or otherwise, including, without limitation, interest or Secured Party Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Secured Party, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation (if available in the applicable jurisdiction), organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the first calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Indebtedness” means:

(a) each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f) Indebtedness secured by Permitted Liens, provided that the applicable amount thereof does not exceed the limit, if any, specified in the applicable clause of the defined term “Permitted Liens”;

(g) (i) Royalty and Milestone Payments as set forth on Schedule 5, as the same may be updated in accordance with this Agreement and (ii) other Royalty and Milestone Payments to the extent not in excess of $500,000 in aggregate per fiscal year;

(h) Intercompany Indebtedness arising in connection with an Investment permitted by clause (d) of the defined term “Permitted Investments”;

(i) Indebtedness incurred in connection with cash management services, including corporate credit cards, incurred in the Ordinary Course of Business, in an aggregate amount not to exceed $1,000,000 at any time;

(j) Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed $500,000; and

(k) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be.

“Permitted Investments” means:

(a) Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;

(b) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower Representative’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Lenders;

(c) Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7;

(d) Investments (i) among Loan Parties, (ii) among Subsidiaries that are not Loan Parties, (iii) by any Subsidiary that is not a Loan Party in a Loan Party, and (iv) by Loan Parties in Subsidiaries which are not Loan Parties in an aggregate amount per fiscal year not to exceed $250,000;

(e) (i) Investments not to exceed $250,000 outstanding in the aggregate at any time consisting of travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower Representative pursuant to employee stock purchase plans or other similar agreements approved by Borrower Representative’s Board;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(g) Investments consisting of Deposit Accounts in which Collateral Trustee has a perfected security interest or otherwise maintained in accordance with Section 6.6;

(h) Investments in any MSC Subsidiary, so long as an Event of Default has occurred and is continuing at the time of such Investment or would result immediately from such Investment, provided that the MSC Investment Conditions are satisfied;

(i) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(j) Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subsection (j) shall not apply to Investments of a Loan Party in any Subsidiary; and

(k) Investments not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed $500,000 per fiscal year.

“Permitted Liens” means:

(a) Liens arising under this Agreement and the other Loan Documents;

(b) Liens existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c) purchase money Liens (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than $500,000 in the aggregate amount outstanding;

(d) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books to the extent required by GAAP;

(e) leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(f) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business, which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding $250,000 at any time;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(j) Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Collateral Trustee has a perfected security interest in such Deposit Account, or the securities maintained therein and Collateral Trustee has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;

(k) licenses of Intellectual Property which constitute a Permitted Transfer;

(l) Liens granted in the Ordinary Course of Business on the unearned portion of the premium and on the proceeds of the financed insurance securing the payment of financed insurance premiums;

(m) Liens on cash collateral maintained in a separate Collateral Account identified as such in the Perfection Certificate, or from time to time after the Closing Date, in a Compliance Certificate, in an amount not to exceed $250,000 to secure contingent reimbursement obligations in respect of letters of credit; and

(n) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.12, and (c) the Excluded Locations.

“Permitted Transfers” means

(a) sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b) (i) non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business, and exclusive licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive with respect to territory only as to specific geographical regions outside of the United States or exclusive globally with respect to specific indications or targets, and (ii) licenses or sublicenses or other transfers of Intellectual Property or other assets developed pursuant to or related to a collaboration agreement in accordance with the terms of such collaboration agreement;

(c) dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;

(d) Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments or transactions permitted by Section 7.7;

(e) the use or transfer of money or Cash Equivalents for the payment of expenses in the Ordinary Course of Business and in a manner that is not prohibited by the Loan Documents; and

(f) other Transfers of assets having a fair market value of not more than $250,000 per fiscal year of Borrower Representative.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Lenders.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all the Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Products” means any products manufactured, sold, developed, tested or marketed by a Loan Party or any of its Subsidiaries.

“Qualified Expenses” has the meaning set forth in Section 2.4(b).

“Qualified Financing” means any offering of common stock, convertible preferred stock or other equity securities (or instruments exercisable for, or convertible into, shares of common stock, convertible preferred stock or other equity securities) of Borrower Representative consummated after the Closing Date that is broadly marketed or offered to multiple investors.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Registration Statement” means the registration statement, as amended at the time it became effective, including all exhibits, financial schedules and all documents and information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, provided that if Borrower Representative has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that validly prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with Collateral Trustee’s right to sell any Collateral, provided that a license or other such agreement that permits the assignment of the applicable Loan Party’s rights thereunder in connection with a sale of all or substantially all the assets of such Loan Party shall not constitute a “Restricted License”.

“Royalty and Milestone Payments” means milestone payments, royalty payments, upfront payments and other similar payments pursuant to research and development, licensing, collaboration or development agreements or similar agreements.

“SEC” has the meaning set forth in Section 2.2(e)(iii).

“Second Tranche Availability Period” means the period from and including December 1, 2023 to and including June 1, 2024.

“Second Tranche Milestone” means that (i) Borrowers have announced positive data supportive of continued clinical development with a commercially viable product profile from at least two independent solid tumor programs against different antigens, and (ii) positive continuing clinical progress on TSC-100 or TSC-101, in each case, as determined by Administrative Agent in its reasonable discretion.

“Second Tranche Term Loan” has the meaning set forth in Section 2.2(a).

“Second Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Second Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Secured Party” means any of (i) Collateral Trustee, Administrative Agent, or either of their successors or assigns, and (ii) Lenders.

“Secured Party Expenses” means all audit fees and expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) of any Secured Party for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party, including all costs, expenses and other amounts required to be paid by any Secured Party in accordance with the Collateral Trust Agreement.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party in each of its Subsidiaries or in any other Person.

“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Administrative Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date that the Obligations shall have been paid in full in cash or converted to equity in accordance with the terms hereof (other than contingent obligations for which no claim has been asserted in writing or is known), and any commitment of a Lender to extend credit to a Borrower shall have been terminated.

“Term Loan” and “Term Loans” each, have the meaning set forth in Section 2.2 hereof.

“Term Loan Maturity Date” means September 1, 2026.

“Third Tranche Term Loan” has the meaning set forth in Section 2.2(a).

“Third Tranche Term Loan Amount” means, as to any Lender, the aggregate principal amount of Third Tranche Term Loans that may be made by such Lender, as set forth on Schedule 1 hereto.

“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer” means defined in Section 7.1.

“Unrestricted Conditions” has the meaning set forth in Section 2.2(g)(xi).

“Volume Limitation” means, as of any date of determination, the number of Common Stock equal to 17.5% of the total trading volume of the Common Stock for the twenty-two (22) consecutive trading days ending on the trading day immediately prior to the date of the applicable Equity Repayment Election Notice, as reported by Bloomberg Financial Markets (or any successor thereto), provided that the trading volume of the two highest trading days shall be excluded.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“VWAP” means VWAP means, for any date the price, determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume-weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from the open of trading until the scheduled close of trading on the primary trading session on such VWAP Trading Day), (b) if the Common Stock is listed on OTCQB or OTCQX, and OTCQB or OTCQX, as applicable, is not a Trading Market, the volume-weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on a Trading Market, OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Administrative Agent and reasonably acceptable to Borrower Representative, the fees and expenses of which shall be paid by Borrowers.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Loan Party’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Loan Party’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property; provided further, however, that at all times the Collateral shall include all Accounts and all proceeds of the foregoing. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Patent, Trademark or Copyright is necessary to have a security interest in such Accounts and such property that are proceeds thereof, then the Collateral shall automatically, and effective as of the Closing Date, include the such Patent, Trademark or Copyright to the extent necessary to permit perfection of Collateral Trustee’s security interest in such Accounts and such other property of such Loan Party that are proceeds thereof.

Notwithstanding the forgoing, the Collateral excludes all other Excluded Property.

EXHIBIT C

LOAN REQUEST

Date:

Reference is made to that certain Loan and Security Agreement, dated September 9, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among TSCAN THERAPEUTICS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), the lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

Borrower Representative hereby requests a Loan in the amount of $[ ] on [ ] (the “Funding Date”) pursuant to the Agreement, and authorizes Lenders to:

(a) Wire Funds to:

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

(b) Deduct amounts from the foregoing advance to be applied to Secured Party Expenses and outstanding fees then due as set forth on the attached Schedule 1.

Borrower Representative represents that each of the conditions precedent to the Loans set forth in the Agreement are satisfied and shall be satisfied on the Funding Date, including but not limited to: (i) the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they remain true and correct in all material respects as of such earlier date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. [The undersigned certifies that the Second Tranche Milestone has been achieved and any supporting documents requested by Administrative Agent in connection therewith have been provided to Administrative Agent.]

Borrower Representative agrees to notify Lenders promptly before the Funding Date if any of the matters which have been represented above shall not be true and correct in all material respects on the Funding Date and if Lenders have received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct in all material respects as of the Funding Date.

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[SIGNATURE PAGE TO LOAN REQUEST]

This Loan Request is hereby executed as of the date first written above.

BORROWER REPRESENTATIVE: TSCAN THERAPEUTICS, INC. By: Name: Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: K2 HEALTHVENTURES LLC, as Administrative Agent FROM:TSCAN THERAPEUTICS, INC.	Date: _____________

Reference is made to that certain Loan and Security Agreement, dated September 9, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among TSCAN THERAPEUTICS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), the lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending                              with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements and Compliance Certificate	Monthly within 30 days	Yes No

A/R and A/P Aging Reports	Monthly, within 30 days	Yes No

Quarterly financial statements	Quarterly, within 45 days	Yes No

Annual Projections	Annually, within 60 days of fiscal year end	Yes No

Annual audited financial statements and any management letters	Annually, within 90 days of fiscal year end	Yes No

Statements, reports and notices to stockholders or holders of Subordinated Debt	Within 5 days of delivery	Yes No

SEC filings	Within 5 days after filing with SEC	Yes No

Legal action notices and updates	Promptly	Yes No

Board materials	Within five (5) Business Days following any Board meetings	Yes No

IP report	At the end of each fiscal quarter	Yes No

Bank account statements (with transaction detail)	Together with monthly financial statements	Yes No

Product related material correspondence, reports, documents and other filings	Within 5 Business Days	Yes No

Change of headquarter or addition of Collateral locations, where fair market value of the Collateral at such location is expected to exceed $500,000	10-day prior written notice	Yes No

Change of jurisdiction of organization, change of organizational structure or type, change of legal name or change of organizational number (if any) assigned by its jurisdiction of organization	10-day prior written notice	Yes No

Financial / Clinical Covenants	Required	Actual	Complies
Minimum Liquidity[1]	Consolidated Change in Cash and Cash Equivalents (average, measured on T3M basis) x 5.0: $	$	Yes No

Clinical Diversification[2]	Two independent programs progressing positively in clinical trials		Yes No

Other Covenants	Required	Actual	Complies

Equipment financing Indebtedness	Not to exceed $500,000 outstanding	$	Yes No

Repurchases of stock from former employees, officers and directors	Not to exceed $250,000 per fiscal year	$	Yes No

Investments in Subsidiaries which are not Loan Parties	Not to exceed $250,000 per fiscal year	$	Yes No

Deposits or pledges for bids, tenders, contracts, leases, surety or appeal bonds	Not to exceed $250,000 at any time	$	Yes No

[1]	Please attach supporting calculations.
[2]	Applicable from July 1, 2023 and at all times thereafter.

Other Matters

Please list any SEC filings made since the most recently delivered Compliance Certificate:

Has any Loan Party changed its legal name, jurisdiction of organization or chief executive office? If yes, please complete details below:	Yes	No

Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No

Legal Name of Subsidiary	Jurisdiction of Organization	Holder of Subsidiary Equity Interests	Equity Interests Certificated? (Y/N)	Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened by any Loan Party? If yes, please complete schedule below.	Yes	No

Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)	Excluded Account? (Y/N)[3]

Is there any new Product not previously disclosed on the Perfection Certificate or any prior Compliance Certificate? If yes, please complete details below:	Yes	No

Has there been any departure of a Key Person not previously disclosed by written notice? If yes, please describe below:	Yes	No

Has there been any material change to anticipated or scheduled Royalty and Milestone Payments? If yes, please attach updated Schedule 5.	Yes	No

Has any Loan Party added any new lease location, bailee location or other location where Collateral is maintained? If yes, please describe below:	Yes	No

Has any Loan Party acquired any commercial tort claim with a potential recovery in excess of $500,000? If yes, please describe below:	Yes	No

[3]	If Yes, please indicate the basis for such Collateral Account constituting an Excluded Account.

Has any Loan Party added any Liens on cash collateral maintained in a separate Collateral Account in an amount not to exceed $250,000 to secure contingent reimbursement obligations in respect of the letters of credit? If yes, please describe below:	Yes	No

Has any Loan Party entered into a Restricted License? If yes, please describe below:	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BORROWER REPRESENTATIVE: TSCAN THERAPEUTICS, INC. By: Name: Title:

EXHIBIT E

REQUIREMENTS FOR INSURANCE DOCUMENTATION

Contact Information for Insurance Documentation:

Ankura Trust Company, LLC, as Collateral Agent 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: Beth Micena

Document Requirements:

DOCUMENT	REQUIREMENT
1. Certificate of Liability Insurance (ACORD FORM 25)

•   Ankura Trust Company, LLC and its successors and/or assigns, as collateral agent, to be designated as “Additional Insured”.

•   Ankura Trust Company, LLC name and address to be listed as Certificate Holder.

2. General Liability Endorsement (Additional Insured Endorsement)	• Ankura Trust Company, LLC and its successors and/or assigns, as collateral agent, to be named in additional insured endorsement.
3. Evidence of Commercial Property Insurance (ACORD FORM 28)

•   All-risk commercial property insurance incurring all of each Loan Party’s property

•   Ankura Trust Company, LLC and its successors and/or assigns, as collateral agent, to be designated as “Lender’s Loss Payable,” with Lender’s Loss Payable provision designated.

•   Ankura Trust Company, LLC and above address to be designated in Name and Address of Additional Interest.

•   Insured locations to include all locations of Loan Parties listed in the Perfection Certificate

4. Commercial Property Endorsement (Lender’s Loss Payable Endorsement)

•   Ankura Trust Company, LLC, and its successors and/or assigns, as collateral agent, to be scheduled and designated as “Lender Loss Payable” by endorsement

•   Lender loss payable clause with stipulation that coverage will not be cancelled without a minimum of 10 days’ prior written notice for non-payment of premium, or 30 days for any other cancellation.

EXHIBIT F

AUTOMATIC PAYMENT AUTHORIZATION

Effective as of [______________], 2022 TSCAN THERAPEUTICS, INC., a Delaware corporation (“Borrower Representative”) hereby authorizes K2 HEALTHVENTURES LLC (“K2”), or any affiliate acting on its behalf pursuant to the Loan Agreement and the bank or financial institution named below (“Bank”) to automatically debit through the Automatic Clearing House (ACH) from, and initiate variable debit and/or credit entries to, the deposit, checking or savings accounts as designated below maintained in the name of a Borrower, and to cause electronic funds transfers to an account of K2 to be applied to the payment of any and all amounts due under the Loan and Security Agreement, dated September 9, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Borrower Representative, and any other borrowers party thereto from time to time, K2, and any other lender from time to time party thereto (collectively, “Lenders”), and Ankura Trust Company, LLC, as collateral agent for Lenders, including without limitation, principal, interest, fees, expenses and charges (including Secured Party Expenses). Capitalized terms not otherwise defined herein, have the meanings given in the Agreement.

This Authorization shall remain in effect until the Loan Agreement has been terminated.

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

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[SIGNATURE PAGE TO AUTOMATIC PAYMENT AUTHORIZATION]

This Authorization is executed as of the date set forth above by the undersigned authorized representative of Borrower Representative:

TSCAN THERAPEUTICS, INC. By: Name: Title:

EXHIBIT G

FORM OF

CONVERTIBLE SENIOR SECURED PROMISSORY NOTE

[THIS LOAN AND RELATED RIGHT TO LENDER CONVERSION, AND THE SECURITIES ISSUABLE UPON CONVERSION OR REPAYMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION, INCLUDING PURSUANT TO RULE 144 OF THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(A)(7) OF THE SECURITIES ACT. BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER OF ANY SUCH SECURITIES IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS IT MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.] 4

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

$[________________]	[_______ __, 20__]

FOR VALUE RECEIVED, the undersigned, TSCAN THERAPEUTICS, INC., a Delaware corporation (“Borrower Representative”), and each Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [__________________________] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Security Agreement, dated as of September 9, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the Holder, any other lender from time to time party thereto (collectively, “Lenders”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, “Collateral Trustee”), the lesser of (i) the principal amount of [___________] Dollars ($[__________]) and (ii) the aggregate outstanding principal amount of Loans made by the Holder to Borrowers according to the terms of Section 2.2 of the Loan Agreement. This Note is subject to Lender Conversion and Equity Repayment in accordance with the terms of Section 2.2 of the Loan Agreement. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 9.1 of the Loan Agreement. Each Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral granted to Collateral Trustee, for the ratable benefit of Lenders, pursuant to certain other Loan Documents.

The terms of the Loan Agreement are incorporated herein, mutatis mutandis, including without limitation,

[4]	If no Unrestricted Condition has been met

Section 11 of the Loan Agreement.

For purposes of Sections 1272, 1273 and 1275 of the IRC, this Note is being issued with “original issue discount.” Please contact [_______________], 830 Winter StreetWaltham, Massachusetts 02451, or by telephone at [___________] to obtain information regarding the issue price, issue date, amount of original issue discount and yield to maturity.

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[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of each Borrower.

TSCAN THERAPEUTICS, INC. By Name: Title:

EXHIBIT H

CONVERSION ELECTION NOTICE

Reference is made to that certain Loan and Security Agreement, dated September 9, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among TSCAN THERAPEUTICS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), the lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned Lender hereby elects to convert outstanding Term Loans into Conversion Shares as follows.

Applicable Term Loan Tranche: ___________________

Conversion Amount: $ ___________________

Conversion Price: $ ____________

Please issue the Conversion Shares in the following name and to the following address:

Issue to the following Designated Holder:	[______________]
[______________]
[______________]

[LENDER]

By:
Title:
Dated:

DTC Participant Number and Name (if electronic book entry transfer): ___________________

Account Number (if electronic book entry transfer): __________________________________

ACKNOWLEDGMENT

Borrower Representative hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock of TScan Therapeutics, Inc..

TSCAN THERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT I

EQUITY REPAYMENT ELECTION NOTICE

Reference is made to that certain Loan and Security Agreement, dated September 9, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among TSCAN THERAPEUTICS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), the lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned Borrower Representative hereby notifies Lenders of its intention to effect an Equity Repayment as follows:

Amounts to be repaid / prepaid by Equity Repayment:
	First Tranche	Second Tranche	Third Tranche	Total	Allocation of amounts to be designated by Administrative Agent prior to delivery of the notice
Principal Amount
Accrued Interest
Fees
Applicable Equity Repayment Premium					See defined term “Equity Repayment Premium”
Equity Repayment Amount	$—	$—	$—	$—
Equity Repayment Price					See calculation on separate worksheet in the form of Schedule 6 to the Agreement
Number of Equity Repayment Shares to be delivered				#DIV/0!

Equity Repayment Date:                                  5

The undersigned, on behalf of Borrower Representative, hereby certifies that the Equity Repayment Conditions are satisfied as of the date hereof.

Calculations confirming the Equity Repayment Price and confirming that the Equity Repayment Price is not less than the Equity Repayment Price Floor are attached hereto, in the form attached to the Agreement as Schedule 6.

Delivery of the Equity Repayment Shares on the Equity Repayment Date shall constitute certification by Borrower Representative that applicable Equity Repayment Conditions required to be satisfied on the Equity Repayment Date, are satisfied.

[Borrower Representative hereby makes an Excess Share Deferred Delivery Election and confirms that the Excess Share Delivery Conditions are satisfied:

Excess Share Delivery Date: _______________6]7

Please confirm instructions for issuance of the Equity Repayment Shares to the applicable Designated Holder.

TSCAN THERAPEUTICS, INC.

By:
Name:
Title:

[5]

15 Business Days after the date of delivery of the Equity Repayment Election Notice, subject to acceleration by written notice by Administrative Agent in accordance with Section 2.2(f) of the Agreement

[6]	91 days after the date of delivery of the Equity Repayment Date (or on the Business Day immediately succeeding such 91st day if such 91st day is not a Business Day)
[7]	To be included if applicable

ACKNOWLEDGMENT

Lender hereby acknowledges this Equity Repayment Election Notice and hereby requests [TRANSFER AGENT] to issue the Equity Repayment Shares of Common Stock of TScan Therapeutics, Inc.. as set forth below.

[Lender hereby requests the Equity Repayment Date to be accelerated to ________________________8.]9

[LENDER]

By:
Title:
Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

[8]	Any date prior to the Equity Repayment Date indicated in the Equity Repayment Election Notice, but at least three (3) Business Days after the date this Acknowledgement is delivered.
[9]	Optional, to be included at Lender’s election.

SCHEDULE 1

COMMITMENTS

LENDER	K2 HEALTHVENTURES LLC
FIRST TRANCHE TERM LOAN COMMITMENT		$30,000,000
SECOND TRANCHE TERM LOAN COMMITMENT		$10,000,000
THIRD TRANCHE TERM LOAN	Up to $	20,000,000	[10]

TOTAL	Up to $	60,000,000

[10]	Subject to discretionary approval by Lenders

SCHEDULE 2

POST-CLOSING DELIVERIES

1.

Within 30 days of the Closing Date, evidence showing the issuance of lender loss payable provisions and endorsements, additional insured clauses and endorsements in favor of Collateral Trustee, in accordance with Section 6.5 hereof.

2.

Within 60 days of the Closing Date (or such later date as Administrative Agent may in its reasonable discretion approve), duly executed signatures to the Collateral Access Agreement(s) in favor of Collateral Trustee for such locations as Administrative Agent may reasonably require.

3.

Within 5 Business Days of the Closing Date (or such later date as Administrative Agent may in its reasonable discretion approve), duly executed copies of Account Control Agreements in favor of Collateral Trustee to the extent required in accordance with Section 6.6.

SCHEDULE 3

TAXES; INCREASED COSTS

1. Defined Terms. For purposes of this Schedule 3:

(a) “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

(b) “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in such Term Loan or Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Schedule 3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, or to the extent arising from an assignment after the occurrence and during the continuation of an Event of Default, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Schedule 3 and (iv) any withholding Taxes imposed under FATCA.

(c) “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

(d) “Foreign Lender” means a Lender that is not a U.S. Person.

(e) “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

(f) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(g) “IRS” means the United States Internal Revenue Service.

(h) “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

(i) “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

(j) “Recipient” means Administrative Agent, the Collateral Trustee or any Lender, as applicable.

(k) “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(l) “Withholding Agent” means, individually, Borrower Representative and Administrative Agent.

2. Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Schedule 3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3. Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

4. Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Schedule 3 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Representative by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5. Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent and Collateral Trustee, within 10 days after written demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Administrative Agent or Collateral Trustee for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or Collateral Trustee in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent or Collateral Trustee, as applicable, shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent and Collateral Trustee to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent or Collateral Trustee, as applicable, to the Lender from any other source against any amount due to Administrative Agent or Collateral Trustee under this Section 5.

6. Evidence of Payments. As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to the provisions of this Schedule 3, Borrower Representative shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

7. Status of Lenders.

(a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Representative and Administrative Agent, at the time or times reasonably requested by Borrower Representative or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Representative or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower Representative or Administrative Agent as will enable the Loan Parties or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Schedule 3) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b) Without limiting the generality of the foregoing, in the event that any Loan Party is a U.S. Person,

(i)

any Lender that is a U.S. Person shall deliver to Borrower Representative and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of Borrower Representative or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of Borrower Representative or Administrative Agent), whichever of the following is applicable:

A.

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.	executed copies of IRS Form W-8ECI;

C.

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in form and substance reasonably acceptable to Borrower Representative and Administrative Agent, to the effect that such Foreign Lender (or other applicable Person) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Loan Party within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to any Loan Party as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D.

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of Borrower Representative or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Loan Party or Administrative Agent to determine the withholding or deduction required to be made; and

(iv)

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower Representative and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested in writing by Borrower Representative or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested in writing by Borrower Representative or Administrative Agent as may be necessary for the applicable Loan Party and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Administrative Agent in writing of its legal inability to do so.

8. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Schedule 3 (including by the payment of additional amounts pursuant to the provisions of this Schedule 3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Schedule 3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request in writing of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9. Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Term Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request in writing of such Recipient, the Loan Parties will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

10. Survival. Each party’s obligations under the provisions of this Schedule 3 shall survive the resignation or replacement of Administrative Agent or Collateral Trustee or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SCHEDULE 4

REGISTRATION RIGHTS

For purposes of this Schedule 4, capitalized terms used and not otherwise defined shall have the following meanings:

“Common Stock” means the Common Stock of Borrower Representative, par value 0.0001 per share

“Effectiveness Period” shall have the meaning set forth in Section 2 below.

“Filing Date” shall mean the date that is forty-five (45) days after receipt by Borrower Representative of a written notice by Administrative Agent requesting that a Registration Statement be filed in respect of all of the Conversion Shares or Equity Repayment Shares that constitute Registrable Securities, provided no such request shall be given or valid if the Conversion Shares or Equity Repayment Shares, as applicable, do not constitute Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, or prior to any conversion in accordance with Section 2.2(e) of the Agreement, the Designated Holder.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means the Conversion Shares issued or issuable pursuant to Section 2.2(e) or Equity Repayment Shares issued pursuant to Section 2.2(f) of the Agreement and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided, however, that the applicable Holder has completed and delivered to Borrower Representative a Selling Stockholder Questionnaire; and provided further that such securities shall no longer be deemed Registrable Securities if such securities (i) have been sold pursuant to a Registration Statement, (ii) have been sold in compliance with Rule 144, or (iii) may be sold by a person who is not, and has not been in the preceding 90 days, an affiliate (as defined in Rule 144) of the Borrower Representative without registration under the Securities Act pursuant to Rule 144, without any time, volume or manner limitations (or any similar provision then in effect).

“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by Borrower Representative from time to time.

1	REGISTRATION OBLIGATIONS; FILING DATE REGISTRATION.

On or prior to the Filing Date, Borrower Representative shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the sale and distribution of all the Registrable Securities in the manner reasonably requested by the Administrative Agent on behalf of Holders; provided, however, that if the Filing Date falls on a day that is not a Business Day, such deadline shall be extended to the next Business Day. The Registration Statement shall be on Form S-3 (except if Borrower Representative is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and Borrower Representative shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that Borrower Representative shall use commercially reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC). The Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Annex A. Borrower Representative shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and, subject to Section 2.10 hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold under such Registration Statement; or (y) the date on which the Registrable Securities may be immediately be sold by a person who is not, and has not been in the preceding 90 days, an affiliate (as defined in Rule 144) of the Borrower Representative pursuant to Rule 144, without any time, volume or manner limitations, as determined by the counsel to Borrower Representative (the “Effectiveness Period”). By 9:30 am Eastern Time on the second Business Day following the date the Registration Statement is declared effective, Borrower Representative shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. Lenders acknowledge and agree that securities other than the Registrable Securities may be included in the Registration Statement.

2	REGISTRATION PROCEDURES.

In connection with Borrower Representative’s registration obligations hereunder, Borrower Representative shall:

2.1 Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement on Form S-3 (or if Borrower Representative is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder) in accordance with the method or methods of distribution thereof as described on Annex A hereto (except if otherwise directed by Administrative Agent), and use commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein.

2.2 (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective (subject to Section 2.12) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

2.3 Promptly notify the Holders of Registrable Securities (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies Borrower Representative whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and if requested by such Holders, furnish to them a copy of such comments and Borrower Representative’s responses thereto; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information related thereto; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by Borrower Representative of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.4 Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.

2.5 If requested by the Administrative Agent on behalf of Designated Holders, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as Borrower Representative reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Borrower Representative has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

2.6 Furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

2.7 Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Borrower Representative hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

2.8 Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, Borrower Representative shall in no event be required to (x) qualify to do business in any state where it is not then qualified or (y) take any action that would subject it to tax or to the general service of process in any such state where it is not then subject, or (z) comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to Borrower Representative.

2.9 Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities, if requested by a Holder, to be sold pursuant to a Registration Statement.

2.10 Upon the occurrence of any event contemplated by Section 2.3(v), but subject to Section 2.13, promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.11 Use commercially reasonable efforts to cause all Registrable Securities relating to the Registration Statement to be listed on the Nasdaq Stock Market or any subsequent securities exchange, quotation system or market, if any, on which similar securities issued by Borrower Representative are then listed or traded; provided, however, that nothing in the Section 2.11 shall require Borrower Representative to continue to list its Common Stock on the Nasdaq Stock Market and be a reporting company pursuant to Section 13 of the Exchange Act.

2.12 Borrower Representative may require each selling Holder to furnish to Borrower Representative information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and Borrower Representative may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within fifteen (15) days after receiving such request. Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 2.7 and notice from Borrower Representative that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 2.3 and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from Borrower Representative of the occurrence of any event of the kind described in Sections 2.3(ii), (iii), (iv), (v) or 2.13, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 2.10, or until it is advised in writing by Borrower Representative that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

2.13 If (i) there is material non-public information regarding Borrower Representative which the Company reasonably determines not to be in Borrower Representative’s best interest to disclose and which Borrower Representative is not otherwise required to disclose, (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to Borrower Representative which the Company reasonably determines not to be in Borrower Representative’s best interest to disclose or (iii) financial statements that are required to be included in the Registration Statement are unavailable to the Company for reasons beyond the Company’s control, then Borrower Representative may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed sixty (60) consecutive days, provided that Borrower Representative may not postpone or suspend its obligation under this Section 2.13 for more than ninety (90) days in the aggregate during any 12 month period; provided, however, that no such postponement or suspension shall be permitted for consecutive sixty (60) day periods, arising out of the same set of facts, circumstances or transactions.

2.14 Subject to compliance with the three immediately succeeding paragraphs, a Registrable Security shall not contain or be subject to (and Holder shall be entitled to removal of) any legend restricting the transfer thereof and shall not be subject to any stop-transfer instructions:

(A) if such Registrable Security is sold pursuant to the Registration Statement covering the resale of such Registrable Security that has become or been declared effective under the Securities Act and is effective under the Securities Act at the time of such resale, or

(B) following any sale of such Registrable Security pursuant to Rule 144, or

(C) on the date that (1) is the later of (i) the date that is one year after the last date of original issuance of such portion of the Loan (or Note representing such portion) from which such Registrable Security was converted in accordance with the Agreement, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable law, and (2) the Holder holding such Registrable Security certifies that (x) it is not and has not been at any time during the preceding 90 days an “affiliate” (as defined in Rule 144 of the Securities Act) of the Borrower Representative, (y) it has beneficially owned such Registrable Security and/or the portion of the Loan (or Note representing such portion) from which such Registrable Security was converted in accordance with the Agreement for at least one year and (z) it acquired and fully paid for such Registrable Security or portion of the Loan (or Note representing such portion) from which such Registrable Security was converted in accordance with the Agreement at least one year ago calculated in accordance with Rule 144(d) under the Securities Act, or

(D) if otherwise agreed by the Borrower Representative (collectively, the “Unrestricted Conditions”).

The Company shall use its commercially reasonable efforts to cause its counsel to issue a legal opinion to the transfer agent at such time as any of the Unrestricted Conditions has been met, if required by the transfer agent to effect the issuance of the Registrable Security without a restrictive legend or removal of the legend hereunder, to the extent requested as set forth in the immediately following two sentences.

The Borrower Representative agrees that, at such time as any of the Unrestricted Conditions is met with respect to a Registrable Security and upon written request of a Holder and the delivery of a customary stockholder representation letter from Holder addressed to the transfer agent and legal counsel of the Borrower Representative, the Borrower Representative will use its commercially reasonable efforts to remove any restrictive legend on such Registrable Security within two trading days after receipt of such request and customary stockholder representation letter.

Each Lender hereby agrees that the removal of restrictive legends from a Registrable Security is predicated upon reliance by Borrower Representative that the Holder will sell any such Registrable Security pursuant to the registration requirements of the Securities Act or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

2.15 If at any time prior to the one year anniversary of the Closing Date, a Registration Statement is not effective with respect to all of the Registrable Securities, if any, and Borrower Representative decides to register any of its securities for its own account or for the account of others (if the agreement pursuant to which such securities are being registered for the account of others so allows), then Borrower Representative will use its commercially reasonable efforts to include in such registration all or any part of the Registrable Securities requested by Administrative Agent on behalf of Holders to be included therein (excluding any Registrable Securities previously included in a Registration Statement). This requirement does not apply to registrations on Form S-4 or S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or to registration statements that would otherwise not permit the registration of re-sales of previously issued securities, or to the extent the Conversion Shares or Equity Repayment Shares, as applicable, do not constitute Registrable Securities. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then Borrower Representative shall include in such registration (i) first, the securities Borrower Representative proposes to sell, and (ii) second, the Registrable Securities.

3	REGISTRATION EXPENSES.

All reasonable fees and expenses incident to the performance of or compliance with this Agreement by Borrower Representative (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for any Holder), except as and to the extent specified in this Section 3, shall be borne by Borrower Representative whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws), (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for Borrower Representative, (iv) Securities Act liability insurance, if Borrower Representative so desires such insurance, and (v) fees and expenses of all other Persons retained by Borrower Representative in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, Borrower Representative’s independent public accountants. In addition, Borrower Representative shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

4	INDEMNIFICATION.

4.1 Indemnification by Borrower Representative. Borrower Representative shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its directors, officers, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to Borrower Representative by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose); (ii) as a result of the failure of such Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale; or (iii) in the case of an occurrence of an event of the type specified in Section 2.3(ii)-(v), the use by a Holder of an outdated or defective Prospectus after Borrower Representative has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of notice that use of the applicable prospectus may be resumed (and, if applicable, receipt of additional or supplemental filings that are incorporated or deemed to be incorporated by referenced in such Prospectus or Registration Statement), but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss could have been corrected; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Borrower Representative, which consent shall not be unreasonably withheld. Borrower Representative shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which Borrower Representative is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 4.3) and shall survive the transfer of the Registrable Securities by the Holder.

4.2 Indemnification by Holders. Each Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless Borrower Representative, its directors, officers, agents and employees, each Person who controls Borrower Representative (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information regarding such Holder furnished in writing to Borrower Representative by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein (it being understood that each Holder has approved Annex A hereto for this purpose). Notwithstanding anything to the contrary contained herein, in no event shall the liability of any Person under this Section 4.2 exceed the net proceeds to such Person as a result of the sale of Registrable Securities pursuant to a Registration Statement in connection with which the untrue or alleged untrue statement or material omission was provided.

4.3 Conduct of Indemnification Proceedings.

(1)

If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(2)

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel for the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(3)

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

4.4	Contribution.

(1) If a claim for indemnification under Section 4.1 or 4.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(2) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(3) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 4.4 for only that amount as does not exceed the aggregate amount invested by such Holder by way of conversion of the Conversion Amount.

5	RULE 144.

As long as any Holder owns any Registrable Securities, Borrower Representative covenants to use its commercially reasonable efforts to, until the later of (x) the Term Loan Maturity Date and (y) such time as all of the Conversion Shares and Equity Repayment Shares may be sold by the Designated Holders without registration under the Securities Act pursuant to Rule 144 at any time without any volume or manner limitations: (i) make and keep current public information with respect to the Borrower Representative available, as those terms are understood and defined in Rule 144; and (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Borrower Representative under Section 13 or 15(d) of the 1934 Act (other than Current Reports on Form 8-K).

6	MISCELLANEOUS.

6.1 Remedies. In the event of a breach by Borrower Representative or by a Holder, of any of their obligations under this Agreement, each Holder or Borrower Representative, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Borrower Representative and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

6.2 Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have Borrower Representative register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Borrower Representative within a reasonable time after such assignment, (ii) Borrower Representative is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time Borrower Representative receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with Borrower Representative to be bound by all of the provisions of this Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

6.3 Notices and Communications to Holders. Unless otherwise indicated in a written notice by Administrative Agent to Borrower Representative, Borrower Representative may deliver all notices, materials and other correspondence that is permitted or required to be delivered to Holders to Administrative Agent in accordance with Section 10 of the Agreement, and Administrative Agent shall promptly deliver the same to Holders.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options, swaps, derivatives or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	in the over the counter market;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive SECs or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage SEC in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440 or the successor to such FINRA rules.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus. The Selling Stockholders do not expect these SECs and discounts to exceed what is customary in the types of transactions involved.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealer or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any SECs received by such broker-dealers or agents and any profit on the resale of Common Stock purchased by them may be deemed to be underwriting SECs or discounts under the Securities Act. In no event shall any broker-dealer receive fees, SEC and markups which, in the aggregate, would exceed eight percent (8%). Each Selling Stockholder has informed Borrower Representative that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We have advised each Selling Stockholder that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of Common Stock made prior to the date on which the registration statement shall have been declared effective by the Securities and Exchange SEC. If a Selling Stockholder uses this prospectus for any sale of shares of our Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We may indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with an agreement between us and the Selling Stockholders. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Annex B

TScan Therapeutics, Inc.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock, $[____________] par value per share (the “Common Stock”), of TScan Therapeutics, Inc. (the “Company”, and such shares of Common Stock, the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange SEC (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Loan and Security Agreement, dated as of September 9, 2022 (the “Agreement”), by and among the Company, the other Loan Parties party thereto, the lenders from time to time party thereto, and K2 HEALTHVENTURES LLC, as administrative agent for the lenders. The purpose of this Questionnaire is to facilitate the filing of the Registration Statement under the Securities Act that will permit you to resell the Registrable Securities in the future. The information supplied by you will be used in preparing the Registration Statement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:________________________________________________

3. Beneficial Ownership of Registrable Securities:

(a)	Type and Number of Registrable Securities beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐    No  ☐

Note:	If yes, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes  ☐    No  ☐

Note:	If yes, provide a narrative explanation below:

(c)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐    No  ☐

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)

As of ___________, 20___, the Selling Stockholder owned outright (including shares registered in Selling Stockholder’s name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for its account), _________ shares of the Company’s capital stock (excluding the Registrable Securities). If “zero,” please so state.

(b)

In addition to the number of shares Selling Stockholder owned outright as indicated in Item 5(a) above, as of ________________, 20___, the Selling Stockholder had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, with respect to ______________ shares of the Company’s capital stock (excluding the Registrable Securities). If “zero,” please so state.

If the answer to Item 5(b) is not “zero,” please complete the following tables:

Sole Voting Power: Number of Shares	Nature of Relationship Resulting in Sole Voting Power

Shared Voting Power:

Number of Shares	With Whom Shared	Nature of Relationship

Sole Investment power:

Number of Shares	Nature of Relationship Resulting in Sole Investment power

Shared Investment power:

Number of Shares	With Whom Shared	Nature of Relationship

(c)

As of _____________, 20___, the Selling Stockholder had the right to acquire the following shares of the Company’s common stock pursuant to the exercise of outstanding stock options, warrants or other rights (excluding the Registrable Securities). Please describe the number, type and terms of the securities, the method of ownership, and whether the undersigned holds sole or shared voting and investment power. If “none”, please so state.

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7. Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement filed pursuant to the Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each Registration Statement filed pursuant to the Agreement and each related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the related Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: _____________	Beneficial Owner:
By:
Name:
Title::

SCHEDULE 5

ROYALTY AND MILESTONE PAYMENTS

None.

SCHEDULE 6

CONVERSION PRICE FLOOR AND EQUITY REPAYMENT PRICE FLOOR CALCULATION